                                                                    Exhibit 10.4


                                  $500,000,000


                                CREDIT AGREEMENT

                          Dated as of October 21, 2002

                                      among

                                 FMC Corporation
                                   as Borrower

                                       and

                      The Lenders and Issuers Party Hereto

                                       and

                               Citicorp USA, Inc.
                             as Administrative Agent

                                       and

                                 ABN AMRO, N.V.
                             as Documentation Agent

                                       and

                              Bank of America, N.A.
                       Wachovia Bank, National Association
                            as Co-Syndication Agents

                                       and

                            Salomon Smith Barney Inc.
                         Banc of America Securities LLC
                            Wachovia Securities, Inc.
                    as Co-Lead Arrangers and Co-Book Managers




                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                          New York, New York 10153-0119

          Credit Agreement dated as of October 21, 2002, among FMC Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined below), the Issuers (as defined below), Citicorp USA, Inc. ("CUSA"), as agent for the Lenders and the Issuers and as agent for the Secured Parties (as defined below) under the Collateral Documents (as defined below) (in such capacity, the "Administrative Agent"), ABN AMRO, N.V., as documentation agent, Bank of America N.A. and Wachovia Bank, National Association, as co-syndication agents, and Salomon Smith Barney Inc., Banc of America Securities LLC and Wachovia Securities, Inc., as co-lead arrangers and co-book managers.

                              W i t n e s s e t h:

          Whereas, the Borrower has requested that the Lenders and Issuers make available for the purposes specified in this Agreement a term loan, revolving credit loan and letter of credit facility; and

          Whereas, the Lenders and Issuers are willing to make available to the Borrower such term loan, revolving credit loan and letter of credit facility upon the terms and subject to the conditions set forth herein;

          Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                Definitions, Interpretation and Accounting Terms

          Section 1.1    Defined Terms

          As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Additional Lender" has the meaning specified in Section 2.1(c).

          "Administrative Agent" has the meaning specified in the preamble to this Agreement.

          "Affected Lender" has the meaning specified in Section 2.16 (Substitution of Lenders).

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person that is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit Agreement.

          "Alternate Currency" means any lawful currency other than Dollars which is freely transferable into Dollars.

          "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                                                                Credit Agreement
                                                                 FMC Corporation

          "Applicable Margin" means (a) in the case of the Term Loans, with respect to that portion of the Term Loans maintained as (i) Base Rate Loans, a rate equal to 3.75% per annum and (ii) Eurodollar Rate Loans, a rate equal to 4.75% per annum, and (b) in the case of the Revolving Loans, (i) during the period commencing on the Closing Date and ending on March 31, 2003, with respect to the Revolving Loans maintained as (A) Base Rate Loans, a rate equal to 2.50% per annum and (B) Eurodollar Rate Loans, a rate equal to 3.50% per annum and
(ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b) (Financial Statements)) set forth below:

          -------------------------------------------------------------------------------------
          Leverage Ratio                                     Base Rate         Eurodollar Rate
                                                          Revolving Loans      Revolving Loans
          -------------------------------------------------------------------------------------
          Greater than or equal to 4 to 1                      2.875%               3.875%
          -------------------------------------------------------------------------------------
          Less than 4 to 1 and equal to or greater             2.500%               3.500%
          than 3.5 to 1
          -------------------------------------------------------------------------------------
          Less than 3.5 to 1 and equal to or greater           2.250%               3.250%
          than 3 to 1
          -------------------------------------------------------------------------------------
          Less than 3 to 1                                     1.875%               2.875%
          -------------------------------------------------------------------------------------

Changes in the Applicable Margin resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective as to all Revolving Loans on the date of the delivery by the Borrower to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or
(b) (Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) and (b) (Financial Statements), the Applicable Margin from and including the 46/th/ day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall conclusively equal the highest possible Applicable Margin provided for by this definition. Notwithstanding anything to the contrary set forth in this Agreement, as of the effective date of the Permitted Revolving Credit Extension, to the extent that
(a) the sum of (i) the initial applicable margin for Eurodollar rate loans under such Permitted Revolving Credit Extension and (ii) the quotient of (A) the weighted average (expressed as a percentage) of fees payable in connection with such Permitted Revolving Credit Extension on or prior to such date divided by
(B) the number of years remaining until the scheduled maturity of such Permitted Revolving Credit Extension exceeds (b) the sum of (i) the Applicable Margin for Term Loans maintained as Eurodollar Rate Loans in effect at such time and (ii) the quotient of (A) the weighted average (expressed as a percentage) of fees paid to the Term Loan Lenders on or prior to the Closing Date divided by (B) five years, the Applicable Margin for the Term Loans shall be increased by clause (a) above minus clause (b) above.

          "Applicable Unused Commitment Fee Rate" means, (a) during the period commencing on the Closing Date and ending on March 31, 2003, a rate equal to 0.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined on the last day of the most recent Fiscal Quarter, for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b) (Financial Statements)) set forth below:


          ---------------------------------------------------------------
          Leverage Ratio                     Applicable Unused Commitment
                                                       Fee Rate
          ---------------------------------------------------------------
          Greater than or equal to 4 to 1                0.75%
          ---------------------------------------------------------------
          Less than 4 to 1                               0.50%
          ---------------------------------------------------------------

                                                                Credit Agreement
                                                                 FMC Corporation

Changes in the Applicable Unused Commitment Fee Rate resulting from a change in the Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective on the date of the delivery by the Borrower to the Administrative Agent of new Financial Statements pursuant to Section 6.1(a) or (b) (Financial Statements), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such Financial Statements within any of the time periods specified in Section 6.1(a) or (b) (Financial Statements), the Applicable Unused Commitment Fee Rate from and including the 46/th/ day after the end of such Fiscal Quarter or the 91/st/ day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower delivers to the Administrative Agent such Financial Statements shall conclusively equal the highest possible Applicable Unused Commitment Fee Rate provided for in this definition.

          "Approved Deposit Account" has the meaning specified in the Bank Security Agreement.

          "Approved Fund" means any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

          "Approved Securities Intermediary" means a securities intermediary or commodity intermediary selected or approved by the Administrative Agent and with respect to which a Loan Party has delivered to the Administrative Agent an executed Control Account Agreement.

          "Arrangers" means SSB, BAS and Wachovia Securities, Inc., in their respective capacities as co-lead arrangers and co-book managers.

          "Asset Sale" has the meaning specified in Section 8.4 (Sale of Assets).

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

          "Astaris" means, Astaris LLC, a Delaware limited liability company.

          "Astaris Indemnification Agreement" means the agreement, dated October 5, 2001, among the Borrower, Solutia Inc., Astaris Production LLC, Astaris Idaho LLC and Astaris, as such agreement may be modified, amended, restated or replaced; provided that the terms of any such modification, amendment, restatement or replacement after the Closing Date do not materially increase the Borrower's or any Subsidiary of the Borrower's obligations thereunder and such terms (including as to tenor) are no more onerous from a financial perspective, taken as a whole, to the Borrower and its Subsidiaries.

          "Astaris Power Payment" means, collectively, payments by the Borrower made with respect to the "Idaho Power Termination Amount" as defined in and pursuant to the Astaris Indemnification Agreement in an aggregate amount after the Closing Date not to exceed $10,400,000.

          "Astaris Secured Payments" means, the keepwell payments required to be made by the Borrower to Astaris pursuant to that certain Guaranty Agreement dated as of September 14, 2000, as in effect on the date hereof, by the Borrower in favor of Astaris and the lenders under a credit agreement in connection therewith.

          "Available Credit" means, at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.

                                                                Credit Agreement
                                                                 FMC Corporation

          "Bank Security Agreement" means an agreement, in substantially the form of Exhibit H (Form of Bank Security Agreement), executed by the Borrower and each applicable Guarantor.

          "Bankruptcy Code" means title 11, United States Code.

          "Banks' Collateral" has the meaning specified in the Bank Security Agreement.

          "BAS" means Banc of America Securities LLC, a Delaware limited liability company.

          "Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

          (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

          (c) 0.5% per annum plus the Federal Funds Rate.

          "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

          "Blockage Notice" has the meaning specified in each Deposit Account Control Agreement.

          "BofA" means Bank of America, N.A., a national banking association.

          "Bonds" means, collectively, (i) the Industrial Revenue Bonds issued by the Erie County Industrial Development Agency and maturing on February 1, 2003 and (ii) the Industrial Revenue Bonds issued by Lincoln County, Wyoming and maturing on November 1, 2003, in each case of the Borrower.

          "Borrower" has the meaning specified in the preamble to this Agreement.

                                                                Credit Agreement
                                                                 FMC Corporation

          "Borrower's Accountants" means KPMG LLP or other independent nationally-recognized public accountants acceptable to the Administrative Agent.

          "Borrowing" means a borrowing consisting of Revolving Loans or Term Loans made on the same day by the Lenders ratably according to their respective Commitments. A Borrowing may be a Revolving Credit Borrowing or a Term Loan Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

          "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the Consolidated balance sheet of the Borrower and its Subsidiaries; provided that
(i) the 2003 earn-out payment in respect of TG Soda Ash pursuant to the TG Soda Ash Agreement and any true-up payments made in respect of such payment or in respect of other payments made pursuant to the TG Soda Ash Agreement prior to 2004, (ii) any Like Kind Exchange, (iii) any portion of any Reinvestment Deferred Amount actually reinvested pursuant to Section 2.8(e) and (iv) any Permitted Acquisition (to the extent such Permitted Acquisition (A) is permitted by Section 8.7 and (B) would constitute a Capital Expenditure) shall not be considered a Capital Expenditure.

          "Capital Lease" means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

          "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all Consolidated obligations of such Person or any of its Subsidiaries under Capital Leases.

          "Cash Collateral Account" has the meaning specified in the Bank Security Agreement.

          "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, are rated at least "A-1" by S&P or "P-1" by Moody's,
(c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(a), (b) and (c) above, (ii) has net assets of not less than $500,000,000 and
(iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 180 days.

          "Cash Management Document" means any certificate, agreement or other document executed by any Loan Party in respect of the Cash Management Obligations of any Loan Party.

          "Cash Management Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management

                                                                Credit Agreement
                                                                FMC Corporation

arrangements), including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

                  "Change of Control" means the occurrence of any of the following: (a) any Person or group of Persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding Voting Stock of the Borrower, (b) during any period of twenty-four (24) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (c) any "Change of Control" under and as defined in the Senior Secured Notes.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Closing Date" means October 21, 2002.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.

                  "Collateral Documents" means the Bank Security Agreement, the Shared Collateral Security Agreement, the Collateral Trust Agreement, the Restricted Cash Collateral Account Agreement, the Debt Reserve Account Agreement, each Foreign Pledge Agreement, the Sharing Agreement, the Mortgages, the Deposit Account Control Agreements and any other document executed and delivered by a Loan Party granting a Lien or purporting to grant a Lien on any of its property to secure payment of the Secured Obligations.

                  "Collateral Trust Agreement" means that certain collateral trust agreement dated as of the date hereof, between the Collateral Trustee, the "Trustee" under and as defined in the Indenture and the Indenture Trustee, in substantially the form of Exhibit J.

                  "Collateral Trustee" means Citicorp USA, Inc. in its capacity as collateral agent for the secured parties under the Collateral Trust Agreement.

                  "Commitment" means, with respect to any Lender, such Lender's Revolving Credit Commitment, if any, and Term Loan Commitment, if any, and "Commitments" means the aggregate Revolving Credit Commitments and Term Loan Commitments of all Lenders.

                  "Commitment Date" has the meaning specified in Section
2.1(c).

                  "Commitment Increase" has the meaning specified in Section 2.1(c).

                                                                Credit Agreement
                                                                FMC Corporation

                  "Compliance Certificate" has the meaning specified in Section 6.1(c) (Financial Statements).

                  "Consolidated" means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

                  "Consolidated Current Assets" means, with respect to any Person at any date, the total Consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date.

                  "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of such Person and its Subsidiaries, but excluding, in the case of the Borrower, the sum of (a) the principal amount of any current portion of long-term Financial Covenant Debt and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans.

                  "Consolidated Indebtedness" means at any date the total Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis, determined as of such date.

                  "Consolidated Interest Expense" means, for the Borrower and its Subsidiaries on a Consolidated basis for any period, total interest expense for such period determined on a Consolidated basis in conformity with GAAP and including, in any event, the amortization of debt discount and premium, the portion of any payments due under any Capitalized Lease Obligation or other obligation allocable to interest expense and the implied interest component under any securitization programs of the Borrower.

                  "Consolidated Net Income" means, for any period, the sum of net income (or loss) for such period of the Borrower and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, but excluding: (a) any income of any Person if such Person is not a Subsidiary of the Borrower, except that the Borrower's equity in the net income of any such Person for such period shall be included in such net income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Subsidiary of the Borrower as a dividend or other distribution; (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or such Person's assets are acquired by the Borrower or any of its Subsidiaries; and (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary.

                  "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                                                                Credit Agreement
                                                                FMC Corporation

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

                  "Control Account" means a securities account or commodity account that is the subject of an effective Control Account Agreement and that is maintained by any Loan Party with an Approved Securities Intermediary. "Control Account" includes all financial assets held in a securities account or a commodity account and all certificates and instruments, if any, representing or evidencing the financial assets contained therein.

                  "Control Account Agreement" has the meaning specified in the Bank Security Agreement.

                  "CUSA" has the meaning specified in the preamble to this Agreement.

                  "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

                  (a) Liens for taxes, assessments, governmental charges, claims or levies in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves (in the good faith judgment of the management of the respective Person) have been established;

                  (b) Liens of landlords, liens in favor of utilities and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law or contract which were incurred in the ordinary course of business and (i) which secure amounts not yet due or
         (ii)(A) which do not in the aggregate materially detract from the value of such property (other than immaterial property) or materially impair the use thereof in the operation of the business of any Person or (B) which Liens (or the amounts secured thereby) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien;

                  (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of trade contracts, bids, tenders, statutory and regulatory obligations, sales, contracts (other than for the repayment of borrowed money), appeal bonds, leases, government contracts or customs bonds and other similar obligations incurred in the ordinary course of business;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (e) encumbrances, easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Person;

                                                                Credit Agreement
                                                                FMC Corporation

                  (f) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted at such real property;

                  (g) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business;

                  (h) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default, provided that no cash or property is deposited or delivered to secure any such judgment or award;

                  (i) Liens on tangible property of a Person or a business that are existing at the time such Person or business is acquired pursuant to a Permitted Acquisition, provided that (i) such Liens were not placed on such property in contemplation of the consummation of the acquisition and do not extend to any property other than those of the Person or the business so acquired (and proceeds and products of any of the foregoing), and (ii) the aggregate Indebtedness secured by all Liens permitted by this clause (i) is permitted by Section 8.1;

                  (j) Liens encumbering goods under production and arising from progress or partial payments by the Borrower or any Subsidiary relating to the underlying goods;

                  (k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business;

                  (l) Liens under ERISA to the extent the creation thereof would not breach the representation made in Section 4.16 if made immediately after such creation;

                  (m) deposits or pledges in connection with the entry into or performance of agreements entered into to effect Permitted Acquisitions in an aggregate amount for all such deposits and pledges not to exceed $1,000,000 plus the aggregate of such deposits or pledges returned to Borrower or any Subsidiary or actually applied against the purchase price paid in respect of such Permitted Acquisition;

                  (n) Liens on any proceeds (including, without limitation, insurance, condemnation and eminent domain proceeds) or products of any property, a lien over which is a Lien permitted by Section 8.2; and

                  (o) any exception to title set forth in the title insurance policy or title commitment with respect to any property of the Borrower or any Subsidiary Guarantor with respect to which a Mortgage has been executed.

                  "Debt Reserve Account" means Account No. 104479 established by the Borrower with Citibank, N.A. in which cash and Cash Equivalents may from time to time be on deposit or held therein, and the proceeds of which shall be used solely for (x) the redemption or repurchase of the Specified Debt, (y) after the Specified Debt has been repaid in full, the redemption or repurchase of Indebtedness permitted under Section 8.6(b)(vi) and (z) the purposes specified in Section 2.8(f).

                  "Debt Reserve Account Agreement" means a letter agreement, substantially in the form of Exhibit M (with such changes as may be approved by the Administrative Agent), executed by the Borrower, the Administrative Agent and the applicable Deposit Account Bank.

                                                                Credit Agreement
                                                                FMC Corporation

                  "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

                  "Deposit Account" has the meaning specified in the Bank Security Agreement.

                  "Deposit Account Bank" has the meaning specified in the Bank Security Agreement.

                  "Deposit Account Control Agreement" has the meaning specified in the Bank Security Agreement.

                  "Disclosure Documents" means, collectively, (i) the confidential information memorandum and related materials prepared in connection with the syndication of the Facilities and (ii) the Offering Memorandum dated October 9, 2002 prepared by the Borrower in connection with the issuance and sale of the Senior Secured Notes.

                  "Disqualified Stock" means with respect to any Person, any Stock that, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Scheduled Termination Date.

                  "Documentary Letter of Credit" means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower or any of its Subsidiaries in the ordinary course of its business.

                  "Dollar Equivalent" of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount,
(b) if such amount is expressed in an Alternate Currency, the equivalent of such amount in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternate Currency and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any state of the United States of America or the District of Columbia.

                  "EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income and franchise tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) all non-recurring non-cash charges during such period (other than any non-cash item of expense requiring an accrual or reserve for future cash expense) and

                                                                Credit Agreement
                                                                 FMC Corporation

minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all non-recurring non-cash gains during such period, all as determined on a consolidated basis with respect to the Borrower and its Subsidiaries in accordance with GAAP on the last day of such period.

          "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

          "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
(S) 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. (S) 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S) 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. (S) 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.
(S) 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.
(S) 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.
(S) 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. (S) 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. (S) 13:1K-6 et seq.).

          "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equity Issuance" means (x) the issue or sale of any Stock of the Borrower or any Subsidiary of the Borrower by the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Subsidiary of the Borrower or (y) the receipt by the Borrower of any capital contributions.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

                                                                Credit Agreement
                                                                 FMC Corporation

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

          "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan, (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan, (d) notice of reorganization or insolvency of a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan, (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

          "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of each of the Reference Banks in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of such Reference Bank for a period equal to such Interest Period.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b)(i) a percentage equal to 100% minus (ii) the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

          "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

          "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

                                                                Credit Agreement
                                                                 FMC Corporation

          "Excess Cash Flow" means, for the Borrower and its Subsidiaries for any period, (a) the sum, without duplication, of (i) EBITDA for such period; provided that for purposes hereof, EBITDA shall not be calculated on a pro forma basis with respect to any Permitted Acquisitions made within the last twelve
(12) months, (ii) extraordinary or non-recurring cash receipts of the Borrower and its Subsidiaries, if any, during such period and not included in EBITDA,
(iii) reductions to non-cash working capital of the Borrower and its Subsidiaries for such period (i.e., the decrease, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such period), (iv) repayments to the Borrower of intercompany loans made by the Borrower to any Foreign Subsidiaries to the extent included in clause
(iv) below, and (v) provisions taken for environmental remediation, pensions and post employment benefits related to discontinued businesses, in each case to the extent such provisions result in the reduction of EBITDA, minus (b) the sum, without duplication, of (i) the amount of any cash income and franchise taxes payable by the Borrower and its Subsidiaries with respect to such period, (ii) cash interest paid by the Borrower and its Subsidiaries during such period,
(iii) Capital Expenditures committed or made in cash in accordance with Section
5.4 during such period (and not deducted from Excess Cash Flow in any prior year), (iv) principal repayments permitted by Section 8.6 and optional prepayments (to the extent such optional prepayments are made from Internally Generated Funds) of Indebtedness made by the Borrower and its Subsidiaries during such period (other than repayments or prepayments of intercompany loans); provided that, with respect to payments of Revolving Loans, such payments shall only be included in this clause (iv) to the extent that such payment is accompanied by a simultaneous reduction of the Revolving Credit Commitments),
(v) Investments permitted under Section 8.3(i) or (j), (vi) extraordinary or non-recurring expenses and losses to the extent paid in cash by the Borrower and its Subsidiaries, if any, during such period and not included in EBITDA, (vii) additions to non-cash working capital for such period (i.e., the increase, if any, in Consolidated Current Assets minus Consolidated Current Liabilities from the beginning to the end of such period), (viii) phosphorus restructuring cash payments not to exceed in the aggregate the amount of the outstanding reserves as of September 30, 2002, as set forth on Schedule IX hereto, (ix) the Astaris Secured Payments and the Astaris Power Payment, (x) the 2003 earn-out payment in respect of TG Soda Ash pursuant to the TG Soda Ash Agreement and any true-up payments made in respect of such payment or in respect of other payments made pursuant to the TG Soda Ash Agreement prior to 2004, (xi) expenditures (net of recoveries) in respect of environmental remediation (other than as set forth in clause (viii) above) not to exceed $125,000,000 in the aggregate for the five Fiscal Year period ending December 31, 2007, and (xii) payments for post employment benefits related to discontinued businesses and contributions to pensions; provided that, to the extent otherwise included herein, the Net Cash Proceeds of Asset Sales, Property Loss Events, issuances of Indebtedness described in clauses (a) and (b) of the definition of "Indebtedness" and Equity Issuances shall be excluded from the calculation of Excess Cash Flow.

          "Existing Agent" means Citibank, N.A. in its capacity as administrative agent under the Existing Credit Agreements.

          "Existing Credit Agreements" means, collectively, (i) the 364-Day Credit Agreement dated as of December 6, 2001, among the Borrower, the institutions party thereto as lenders and the Existing Agent and (ii) the Credit Agreement dated as of January 31, 2002, as amended, among the Borrower, the institutions party thereto as lenders and the Existing Agent.

          "Existing Indebtedness" means Indebtedness of the Borrower and its Subsidiaries in existence on the Closing Date (other than Indebtedness in respect of Foreign Credit Lines) and disclosed on Schedule 8.1 (Existing Indebtedness).

          "Existing Public Debt" means each of the indentures and other Indebtedness of the Borrower listed on Schedule VII.

                                                                Credit Agreement
                                                                 FMC Corporation

          "Facilities" means (a) the Term Loan Facility and (b) the Revolving Credit Facility.

          "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined, in the case of any Asset Sale in excess of $5,000,000, by the Board of Directors of the Borrower or a Subsidiary of the Borrower, as the case may be, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the Administrative Agent.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

          "Financial Covenant Debt" of any Person means Indebtedness of the type specified in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of the definition of "Indebtedness"; provided that in the case of clause (c), such obligations shall be included in this definition of Financial Covenant Debt only to the extent such obligations are in respect of unreimbursed drawings under letters of credit or the guarantees referred to in clause (b) of the definition of "Permitted Vendor Indebtedness"; and provided further, that, in the case of a guaranty of any obligation to Astaris under clause (g), such obligations shall be included in this definition of Financial Covenant Debt only to the extent that any such obligation is due and payable on the date on which any calculation of Financial Covenant Debt is made.

          "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Sections 4.4 (Financial Statements) and 6.1 (Financial Statements).

          "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the twelve month period ending on December 31.

          "FMC Wyoming" means FMC Wyoming Corporation, a Delaware corporation.

          "FMC Wyoming Agreement" means that certain Joint Venture Agreement dated June 30, 1995, by and among the Borrower, FMC Wyoming, Nippon Sheet Glass Co., Ltd. and Sumitomo Corporation, as amended through the date hereof.

                                                                Credit Agreement
                                                                 FMC Corporation

          "FMC's Business" means the business of developing, manufacturing and/or selling, and providing research and development, marketing and/or other services and support for, chemical-based and formulated products and related organic and inorganic materials and any business reasonably related, incidental, complementary or ancillary thereto.

          "Foreign Borrower" means each Foreign Subsidiary owing obligations pursuant to (i) any Foreign Credit Line or (ii) Hedging Contracts and Cash Management Obligations that are otherwise guaranteed by the Borrower.

          "Foreign Credit Line" means a credit facility or similar credit arrangement (including any arrangement in connection with Permitted Vendor Indebtedness) made available by a financial institution to Foreign Subsidiaries or their customers, as applicable.

          "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

          "Foreign Pledge Agreements" means each of the foreign pledge and/or security agreements listed on Schedule 1.1, executed by one or more Foreign Subsidiaries, Domestic Subsidiaries and/or the Borrower, as applicable, in form and substance satisfactory to the Administrative Agent.

          "Fund" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank.

          "Guarantor" means the Borrower (with respect to the Parent Guaranty) and each Subsidiary Guarantor.

          "Guaranty" means each of the Parent Guaranty and the U.S. Subsidiary Guaranty.

          "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase,

                                                                Credit Agreement
                                                                 FMC Corporation

capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments outside of the ordinary course of business, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

          "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "Increase Date " has the meaning specified in Section 2.1(c).

          "Increasing Lender" has the meaning specified in Section 2.1(c).

          "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnified Matter" has the meaning specified in Section 11.4 (Indemnities).

          "Indemnitee" has the meaning specified in Section 11.4 (Indemnities).

          "Indenture" means the Indenture, dated as of October 21, 2002, among the Borrower, the Subsidiary Guarantors and Wachovia, as trustee.

                                                                Credit Agreement
                                                                 FMC Corporation

          "Indenture Trustee" means Wachovia, as successor to Harris Trust and Savings Bank, an Illinois banking corporation, and any further successor, as trustee under (i) the Indenture dated as of April 1, 1992 and (ii) the Indenture dated as of July 1, 1996, in each case entered into with Borrower.

          "Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, the ratio of EBITDA for such period to Net Consolidated Interest Expense for such period.

          "Interest Income" means , for the Borrower and its Subsidiaries on a Consolidated basis for any period, total interest income for such period on a Consolidated basis in conformity with GAAP.

          "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter (or such other period as the Revolving Credit Lenders may agree), as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 (Borrowing Procedures) or 2.10 (Conversion/Continuation Option) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.10 (Conversion/Continuation Option), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter (or such other period as the Revolving Credit Lenders may agree), as selected by the Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.10 (Conversion/Continuation Option); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                 (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                 (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month at the end of such Interest Period; and

                 (iii) the Borrower may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II (The Facilities) unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made.

          "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

          "Internally Generated Funds" means all cash, income and other funds of the Borrower and its Subsidiaries other than proceeds of (i) insurance and condemnation policies, (ii) Asset Sales, (iii) sale and leaseback transactions,
(iv) Equity Issuances and (v) issuances of Indebtedness of the type specified in clause (a) or (b) of the definition of "Indebtedness" by the Borrower or any of its Subsidiaries.

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                                                                Credit Agreement
                                                                 FMC Corporation

          "Investment" means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by any other Person, or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by such Person in respect of Indebtedness of any other Person.

          "Inventory" has the meaning specified in each Pledge and Security Agreement.

          "IRB Obligations" means the variable rate industrial and pollution control revenue bonds of the Borrower.

          "IRS" means the Internal Revenue Service of the United States or any successor thereto.

          "Issue" means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms "Issued" and "Issuance" shall have a corresponding meaning.

          "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower to be bound by the terms hereof applicable to Issuers.

          "Joinder Agreement" means a joinder agreement entered into by an Eligible Assignee or other financial institution, accepted by the Administrative Agent, and in substantially the form of Exhibit L (Form of Joinder Agreement) and otherwise in form and substance acceptable to the Administrative Agent.

          "L/C Agreement" means that certain letter of credit agreement dated as of the date hereof, among the Borrower, Citibank and BofA, providing for the issuance of standby letters of credit on behalf of the Borrower, in an amount not to exceed $40,000,000.

          "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

          "Lender" means each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance or Joinder Agreement.

          "Letter of Credit" means any letter of credit issued pursuant to
Section 2.3 (Letters of Credit).

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                                                                Credit Agreement
                                                                 FMC Corporation

          "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

          "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.3(e) (Letters of Credit).

          "Letter of Credit Request" has the meaning specified in Section 2.3(c) (Letters of Credit).

          "Letter of Credit Sublimit" means $50,000,000; provided, however, that if the Revolving Credit Facility shall be increased to an amount equal to $300,000,000, then the Letter of Credit Sublimit shall be equal to $75,000,000 and, if the Revolving Credit Facility shall be increased to an amount greater than $300,000,000, then the Letter of Credit Sublimit shall be equal to the sum of (a) $75,000,000 plus (b) the amount by which the Revolving Credit Facility exceeds $300,000,000.

          "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

          "Leverage Ratio" means, with respect to the Borrower and its Subsidiaries on a Consolidated basis as of any date, the ratio of Net Debt as of such date to EBITDA for the last four Fiscal Quarters ending on or before such date.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

          "Like Kind Exchange" means an Asset Sale of property for Fair Market Value to the extent that (a) the consideration received in exchange therefor consists of property of equivalent value that is useful in the conduct of the business of the Borrower and its Subsidiaries and (b) such Asset Sale qualifies for non-recognition treatment under Section 1031 of the Code; provided that no Like Kind Exchange shall be for all or substantially all of the assets of any Subsidiary of the Borrower.

          "Loan" means any loan made by any Lender pursuant to this Agreement.

          "Loan Documents" means, collectively, this Agreement, the Notes (if any), the U.S. Subsidiary Guaranty, the Parent Guaranty, each Letter of Credit Reimbursement Agreement, each Hedging Contract or Cash Management Document in effect as of the Closing Date between any Loan Party (other than a Foreign Subsidiary) and any Person who is a Lender or an Affiliate of a Lender on the Closing Date, each Hedging Contract or Cash Management Document between any Loan Party (other than a Foreign Subsidiary) and any Person who, at the time such Person entered into such Hedging Contract or Cash Management Document, was a Lender or an Affiliate of a Lender, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

                                                                Credit Agreement
                                                                 FMC Corporation

          "Loan Party" means each of the Borrower, each Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document (other than any Foreign Subsidiary that executes a Foreign Pledge Agreement in respect of such Foreign Subsidiary's Stock).

          "Material Adverse Change" means a material adverse change in any of
(a) the condition (financial or otherwise), business, prospects, operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the other Loan Parties to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuers under the Loan Documents.

          "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

          "Material Real Property" means (i) each Principal Property (as such term is defined in the indentures governing the Existing Public Debt) and (ii) each piece of real property of the Borrower or its Subsidiaries having a net book value of $2,500,000 or more.

          "Material Subsidiary" means any Subsidiary of the Borrower from time to time in which the Borrower has an Investment, direct or indirect, of at least $10,000,000 (excluding Investments by such Subsidiary in other Subsidiaries in the form of Stock or Stock Equivalents), which Subsidiaries on the Closing Date are listed on Schedule VIII hereto.

          "Moody's" means Moody's Investors Services, Inc.

          "Mortgages" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrower or any other Loan Party.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

          "Net Cash Proceeds" means proceeds received by, (x) in the case of clauses (a) and (b) below, the Borrower or any of its Subsidiaries, and (y) in the case of clause (c) below, any Loan Party, in each case after the Closing Date in cash or Cash Equivalents from any (a) Asset Sale described in Section 8.4(h), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that evidence of each of (i), (ii) and (iii) above is provided to the Administrative Agent in form and substance satisfactory to it,
(b) Property Loss Event or (c) Equity Issuance (other than any such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries), net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c), evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it.

          "Net Consolidated Interest Expense" means, for any period, Consolidated Interest Expense for such period less the sum of (x) amortization of debt discount and premium for such period and (y) Interest Income for such period.

                                                                Credit Agreement
                                                                 FMC Corporation

          "Net Debt" means, as of any date of determination, the aggregate amount of Financial Covenant Debt of the Borrower and its Subsidiaries as of such date less an amount equal to the sum of (i) aggregate amount held in the Debt Reserve Account and (ii) that portion of the aggregate amount held in the Restricted Cash Collateral Account designated to be applied solely to secure letters of credit supporting the IRB Obligations and amounts disbursed from the Restricted Cash Collateral Account actually used for such purpose, in each case as of such date.

          "Net Worth" of any Person means, at any date, the stockholders' equity that would be reflected on a Consolidated balance sheet of such Person and its Subsidiaries at such date prepared in conformity with GAAP (except, for the purposes hereof, such amount shall (i) exclude changes after June 30, 2002 in the cumulative foreign currency translation adjustment and any mark to market of a derivative or hedging instrument (or any other adjustment related thereto) required under FAS 133 and (ii) be adjusted on each date of determination, by an amount equal to the non-cash charges to other comprehensive income made with respect to Fiscal Year 2002 to the extent such non-cash charges relate to pension plans of the Borrower and its Subsidiaries, as if such non-cash charges were made as of such date).

          "Non-Funding Lender" has the meaning specified in Section 2.2(e) (Borrowing Procedures).

          "Non-Guarantor Subsidiary" means each Subsidiary of the Borrower listed on Schedule III hereto.

          "Non-U.S. Lender" means each Lender (or the Administrative Agent) that is not a United States person as defined in Section 7701(a)(30) of the Code.

          "Note" means any Revolving Credit Note or Term Loan Note.

          "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Borrowing Procedures).

          "Notice of Conversion or Continuation" has the meaning specified in
Section 2.10 (Conversion/Continuation Option).

          "Obligations" means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate or commodity hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents), whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys' fees and disbursements, Cash Management Obligations and other sums chargeable to the Borrower under this Agreement, any other Loan Document (including Cash Management Documents and Hedging Contracts that are Loan Documents) and all obligations of the Borrower under any Loan Document to provide cash collateral for Letter of Credit Obligations.

                                                                Credit Agreement
                                                                 FMC Corporation

          "Outstanding Notes" means, collectively, (i) the 6 3/8% Senior Notes due September 1, 2003 issued under the indenture dated as of April 1, 1992 between the Borrower and Wachovia, as trustee, (ii) the 7.125% Fixed Rate Series B Medium Term Notes due November 25, 2002 and the 2007 Notes (both issued under the indenture dated as of July 1, 1996 between the Borrower and Wachovia, as trustee).

          "Parent Guaranty" means the guaranty of the obligations of the Foreign Borrowers under (i) the Foreign Credit Lines and (ii) Hedging Contracts and Cash Management Obligations that are otherwise guaranteed by the Borrower, executed by the Borrower, in substantially the form of Exhibit G-2.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Acquisition" means the acquisition by the Borrower or any of its Subsidiaries of all or substantially all of the assets or Stock of any Person or of any operating division thereof (the "Target"), or the merger of the Target with or into the Borrower or any Subsidiary of the Borrower (with the Borrower, in the case of a merger with the Borrower, being the surviving corporation) subject to the satisfaction of each of the following conditions:

          (a) the Administrative Agent shall receive at least 30 days' prior written notice of such acquisition, which notice shall include, without limitation, a reasonably detailed description of such acquisition;

          (b) such acquisition shall only involve assets comprising a business, or those assets of a business, of the type described in the definition of "FMC's Business";

          (c) such acquisition shall be consensual and shall have been approved by the Target's board of directors;

          (d) no additional Indebtedness or other liabilities shall be incurred, assumed or otherwise reflected on a Consolidated balance sheet of the Borrower and Target after giving effect to such acquisition, except (i) Loans made hereunder, (ii) ordinary course trade payables and accrued expenses and (iii) Indebtedness permitted under Section 8.1 (Indebtedness);

          (e) the sum of all amounts payable in connection with such acquisition and all other Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of the Borrower and Target) shall not exceed $50,000,000, of which not more than $25,000,000 in the aggregate, may be used to purchase assets located outside the United States; provided that, solely with respect to acquisitions of assets located within the United States, the Borrower may exceed such limitation, to the extent the Leverage Ratio shall be less than
     2.5 to 1.0 after giving effect to such acquisition on a pro forma basis;

          (f) at or prior to the closing of such acquisition, the Borrower (or the Subsidiary making such acquisition) and the Target shall have executed such documents and taken such actions as may be required under Section 7.11 (Additional Collateral and Guaranties);

                                                                Credit Agreement
                                                                 FMC Corporation

          (g) concurrently with delivery of the notice referred to in clause (a) above, the Borrower shall have delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, such other financial information, financial analysis, documentation or other information relating to such acquisition as the Administrative Agent or any Lender shall reasonably request;

          (h) on or prior to the date of such acquisition, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Requisite Lenders, copies of the acquisition agreement, related Contractual Obligations and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent; and

          (i) at the time of such acquisition and after giving effect thereto,
     (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects.

          "Permitted Refinancing" has the meaning specified in Section 8.1.

          "Permitted Revolving Credit Extension" has the meaning specified in
Section 8.1.

          "Permitted Vendor Indebtedness" means Indebtedness incurred by Subsidiaries of the Borrower organized in Brazil (and the guarantees by the Borrower thereof) consisting of (a) import financing Indebtedness incurred directly by any such Subsidiary for the purpose of conducting vendor financing programs in South America and (b) guarantees by any such Subsidiary or the Borrower of Indebtedness incurred by customers in order to finance the purchase of products of the Borrower and its Subsidiaries or the purchase of third-party agricultural products, in an aggregate principal amount not to exceed the amount set forth on Schedule VI.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

          "Pledge and Security Agreement" means each of the Bank Security Agreement and the Shared Collateral Security Agreement.

          "Pledged Notes" has the meaning specified in each Pledge and Security Agreement.

          "Pledged Stock" has the meaning specified in each Pledge and Security Agreement.

          "Pocatello Equipment" means the equipment no longer used in the Borrower's operations and located at the Borrower's Pocatello, Idaho facility.

          "Property Loss Event" means (a) any loss of or damage to property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of proceeds of insurance in excess of $5,000,000 (individually or in the aggregate) or (b) any taking of property of the Borrower or any of its Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of $5,000,000 (individually or in the aggregate).

          "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of

                                                                Credit Agreement
                                                                 FMC Corporation

an Event of Default that the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood, or maximize the amount, of repayment of the Obligations.

          "Purchasing Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

          "Ratable Portion" or "ratably" means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders) and (b) with respect to the Term Loan Facility, the percentage obtained by dividing (i) the Term Loan Commitment of such Lender by (ii) the aggregate Term Loan Commitments of all Lenders (or, at any time after the Closing Date, the percentage obtained by dividing the principal amount of such Lender's Term Loans by the aggregate Term Loans of all Lenders).

          "Reference Bank" means the Lender or any Affiliate thereof that is then acting as the Administrative Agent or an Affiliate of the Administrative Agent, BofA and Wachovia.

          "Register" has the meaning specified in Section 11.2(c) (Assignments and Participations).

          "Reimbursement Date" has the meaning specified in Section 2.3(h) (Letters of Credit).

          "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrower to any Issuer with respect to amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not initially applied to prepay the Loans pursuant to Section
2.8 (Mandatory Prepayments) as a result of the delivery of a Reinvestment
Notice.

          "Reinvestment Event" means any Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Property Loss Event to acquire replacement assets useful in its or one of its Subsidiaries' businesses or to effect repairs.

          "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's business or to effect repairs.

          "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date that is five Business Days after the date on which the Borrower shall have notified the Administrative Agent of the

                                                                Credit Agreement
                                                                 FMC Corporation

Borrower's determination not to acquire replacement assets useful in the Borrower's or a Subsidiary's business or not to effect repairs) with all or any portion of the relevant Reinvestment Deferred Amount.

          "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Requisite Lenders" means, collectively, Lenders having more than fifty percent (50%) of the sum of (a) the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, the aggregate Revolving Credit Outstandings and (b) the aggregate outstanding amount of the Term Loan Commitments or, after the Closing Date, the principal amount of all Term Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

          "Requisite Revolving Credit Lenders" shall mean Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, more than fifty percent (50%) of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Revolving Credit Lenders."

          "Requisite Term Loan Lenders" means Term Loan Lenders having more than 50% of the aggregate outstanding amount of the Term Loan Commitments or, after the Closing Date, more than fifty percent (50%) of the principal amount of all Term Loans then outstanding.

          "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer or treasurer of such Person.

          "Restricted Cash Collateral Account" means Account No. 104480 established by the Borrower with Citibank, N.A. in which cash and Cash Equivalents may from time to time be on deposit or held therein, and the proceeds of which shall be used from time to time solely to (a) refinance and/or replace or secure with cash collateral certain surety bonds, letters of credit or trust arrangements supporting self-insurance programs, environmental obligations, future business commitments and letters of credit in an amount not exceeding $44,030,000 supporting IRB Obligations, in each case, issued by or for the benefit of the Borrower and its Subsidiaries or (b) make a mandatory prepayment pursuant to Section 2.8(i).

                                                                Credit Agreement
                                                                 FMC Corporation

          "Restricted Cash Collateral Account Agreement" means a letter agreement, substantially in the form of Exhibit N (with such changes as may be approved by the Administrative Agent), executed by the Borrower, the Administrative Agent and the applicable Deposit Account Bank.

          "Restricted Payment" means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding.

          "Revolving Credit Borrowing" means Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

          "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule I (Commitments) under the caption "Revolving Credit Commitment," as such amount may be increased or reduced from time to time to reflect each Assignment and Acceptance and Joinder Agreement executed by such Revolving Credit Lender and as such amount may be reduced pursuant to this Agreement. The initial aggregate amount of the Revolving Credit Commitments shall not exceed $250,000,000; provided that, upon the request of the Borrower, the Revolving Credit Commitments may be increased to an amount not to exceed $340,000,000 in the aggregate.

          "Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans and Letters of Credit.

          "Revolving Credit Lender" means each Lender having a Revolving Credit Commitment.

          "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Revolving Credit Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Loans owing to such Revolving Credit Lender.

          "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time and
(b) the Letter of Credit Obligations outstanding at such time.

          "Revolving Credit Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.4 (Reduction and Termination of the Revolving Credit Commitments) and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

          "Revolving Loan" has the meaning specified in Section 2.1(a) (The Commitments).

          "S&P" means Standard & Poor's Rating Services.

          "Sarbanes-Oxley Act" means the United States Sarbanes-Oxley Act of
2002.

                                                                Credit Agreement
                                                                 FMC Corporation

          "Scheduled Termination Date" means the later of (a) the third anniversary of the Closing Date or (b) if extended pursuant to the Permitted Revolving Credit Extension, the scheduled maturity date of the Permitted Revolving Credit Extension.

          "SEC" means the United States Securities and Exchange Commission.

          "Secured Obligations" means, (i) in the case of the Borrower, (A) the Obligations, (B) the "Obligations" as defined in the L/C Agreement, (C) the "Obligations," as defined in the Parent Guaranty and (D) the Astaris Secured Payments, and (ii) in the case of any other Loan Party, the obligations of such Loan Party under the Guaranties and the other Loan Documents to which it is a party.

          "Secured Parties" means the Lenders, the Issuers, the Administrative Agent and any other holder of any Secured Obligation.

          "Securities Account" has the meaning specified in the Bank Security Agreement.

          "Securitization Facility" means the Receivables Purchase Agreement dated as of November 24, 1999 among FMC Funding Corporation, as seller, the Borrower, as initial servicer, CIESCO, L.P., as investor, Citibank, N.A., as a bank, and Citicorp North America, Inc., as agent, and any other transaction or series of related transactions that effect the securitization of accounts, payment intangibles or other cash flow streams of the Borrower.

          "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

          "Selling Lender" has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

          "Senior Secured Notes" means, the senior notes of the Borrower due 2009 issued on the Closing Date pursuant to the Indenture and the senior notes of the Borrower due 2009 issued in exchange therefor pursuant to the registration rights agreement dated as of the Closing Date by and between the Borrower and the initial purchasers of the Senior Secured Notes.

          "Shared Collateral" has the meaning specified in the Shared Collateral Security Agreement.

          "Shared Collateral Security Agreement" means an agreement, in substantially the form of Exhibit I, executed by the Borrower.

          "Sharing Agreement" means an agreement, in substantially the form of Exhibit K, executed by each Lender, each Issuer, each issuer under the L/C Agreement, BofA, as agent for lenders to Astaris, and each lender under the Foreign Credit Lines from time to time party thereto.

          "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and

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                                                                Credit Agreement
                                                                 FMC Corporation

circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Special Purpose Vehicle" means any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.

          "Specified Debt" means the Borrower's $99,500,000 Medium-Term Notes due November 2002 and $160,500,000 Debentures due September 2003.

          "SSB" means Salomon Smith Barney Inc.

          "Standby Letter of Credit" means any Letter of Credit that is not a Documentary Letter of Credit.

          "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

          "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person. Notwithstanding the foregoing, Astaris shall not be deemed a Subsidiary of the Borrower at any time solely by virtue of the Borrower's control of the voting power to elect more than 50% of the managers of Astaris, so long as the Borrower and its Subsidiaries have not, directly or indirectly, made any Investment in Astaris other than pursuant to the Astaris Support Agreement (as defined in the Senior Secured Notes) or the Astaris Indemnification Agreement.

          "Subsidiary Guarantor" means each Domestic Subsidiary party to or that becomes party to the U.S. Subsidiary Guaranty.

          "Substitute Institution" has the meaning specified in Section 2.16 (Substitution of Lenders).

          "Substitution Notice" has the meaning specified in Section 2.16 (Substitution of Lenders).

          "Swiss Note" means the promissory note (or notes) in the aggregate principal amount of approximately $85,000,000 due March 26, 2003 and given by FMC Chemical International AG to the Borrower.

          "Syndication Agents" means BofA and Wachovia, as Co-Syndication
Agents.

          "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "Tax Return" has the meaning specified in Section 4.8(a) (Taxes).

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                                                                Credit Agreement
                                                                 FMC Corporation

          "Taxes" has the meaning specified in Section 2.15(a) (Taxes).

          "Term Loan" has the meaning specified in Section 2.1(b) (The Commitments).

          "Term Loan Borrowing" means Term Loans made on the same day by the Term Loan Lenders ratably according to their respective Term Loan Commitments.

          "Term Loan Commitment" means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I (Commitments) under the caption "Term Loan Commitment" as such amount may be increased or reduced from time to time to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Term Loan Commitments of all Term Loan Lenders shall not exceed $250,000,000.

          "Term Loan Facility" means the Term Loan Commitments and the provisions herein related to the Term Loans.

          "Term Loan Lender" means each Lender having a Term Loan Commitment.

          "Term Loan Maturity Date" means the fifth anniversary of the Closing Date.

          "Term Loan Note" means a promissory note of the Borrower payable to the order of any Term Loan Lender in a principal amount equal to the amount of such Lender's Term Loan Commitment evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan owing to such Lender.

          "TG Soda Ash" means Tg Soda Ash, Inc., a corporation the Stock of which was acquired by FMC Wyoming and then merged into FMC Wyoming, effective December 31, 2000.

          "TG Soda Ash Agreement" means that certain Stock Purchase Agreement dated June 30, 1999, as in effect on the date hereof, by and among Elf Atochem North America, Elf Atochem Wyoming Holdings, Inc., the Borrower and FMC Wyoming.

          "Title IV Plan" means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

          "2007 Notes" means the Borrower's 7.320% Fixed Rate Medium Term Notes due February 2007.

          "UCC" has the meaning specified in each Pledge and Security Agreement.

          "Unfunded Pension Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a

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                                                                Credit Agreement
                                                                 FMC Corporation

period of five years following a transaction reasonably likely to be covered by
Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

          "Unused Commitment Fee" has the meaning specified in Section 2.11(a)
(Fees).

          "U.S. Subsidiary Guaranty" means a guaranty, in substantially the form of Exhibit G-1 (Form of U.S. Subsidiary Guaranty), executed by one or more Subsidiary Guarantors.

          "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Wachovia" means Wachovia Bank, National Association.

          "Wholly-Owned Subsidiary" means, in respect of any Person, any Subsidiary of such Person, all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person, either directly or indirectly through one or more Wholly-Owned Subsidiaries of such Person.

          "Withdrawal Liability" means, with respect to the Borrower or any of its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

          Section 1.2  Computation of Time Periods

          In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          Section 1.3  Accounting Terms and Principles

          (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenants)) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower's Accountants and results in a change in any of the calculations required by Article V (Financial Covenants) or VIII (Negative Covenants) had such accounting change not occurred, for purposes of the calculation of such covenants and the definitions related thereto, such calculation shall be made using GAAP as used by the Borrower in its December 31, 2001 financial statements.

          (c) For purposes of calculating compliance with each of the financial covenants set forth in Article V in respect of a Permitted Acquisition or an Asset Sale permitted under Section 8.4(h),

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                                                                Credit Agreement
                                                                 FMC Corporation


such transaction shall be deemed to have occurred as of the first day of the four Fiscal-Quarter period ending as of the most recent Fiscal Quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Financial Statements required to be delivered pursuant to
Section 6.1(a) (each such transaction, a "Pro Forma Transaction"). In respect of each Pro Forma Transaction, (i) for purposes of any such calculation in respect of any such Asset Sale, (A) income statement items (whether positive or negative) attributable to the assets and/or property disposed of shall be excluded and (B) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period, and (ii) for purposes of any such calculation in respect of any such Permitted Acquisition, (A) any Indebtedness incurred by the Borrower or any of its Subsidiaries on a Consolidated basis in connection with such transaction (x) shall be deemed to have been incurred as of the first day of the applicable period and (y) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this clause (c) determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (B) income statement items (whether positive or negative) attributable to the Person or property acquired shall be included beginning as of the first day of the applicable period and (C) pro forma adjustments may be included to the extent that such adjustments meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder.

         Section 1.4 Certain Terms

         (a) The terms "herein," "hereof" and "hereunder" and similar terms refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

         (b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words "above" and "below", when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

         (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

         (d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

         (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

         (f) The terms "Lender," "Issuer" and "Administrative Agent" include, without limitation, their respective successors.

         (g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.6 (Successor Administrative Agent), references to CUSA in
Section 10.3 (The Administrative Agent Individually) and to Citibank in the definitions of Base Rate, Dollar Equivalent, Eurodollar Rate and Reference Bank shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

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                                                                Credit Agreement
                                                                 FMC Corporation

                                   ARTICLE II

                                 The Facilities

         Section 2.1 The Commitments

         (a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans (each a "Revolving Loan") in Dollars to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Revolving Credit Lender not be exceed such Revolving Credit Lender's Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Revolving Credit Lender's Ratable Portion of the Available Credit. Within the limits of the Revolving Credit Commitment of each Revolving Credit Lender, amounts of Revolving Loans repaid or prepaid may be reborrowed under this Section 2.1.

         (b) Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally agrees to make a loan (each a "Term Loan") in Dollars to the Borrower on the Closing Date, in an amount not to exceed such Lender's Term Loan Commitment. Amounts of Term Loans repaid or prepaid may not be reborrowed.

         (c)    Commitment Increase.

                (i) Promptly after receiving a request from the Borrower for an increase of up to $90,000,000 in the aggregate Revolving Credit Commitments (a "Commitment Increase"), to be effective as of the applicable Increase Date, the Administrative Agent shall notify the Lenders of such request by the Borrower, which notice shall include the date by which the Lenders wishing to participate in the Commitment Increase in their sole discretion must commit to an increase in the amount of their respective Revolving Credit Commitments (the "Commitment Date"); provided, however, that no more than two such Commitment Increases shall be made; and provided, further, that the aggregate Revolving Credit Commitments, after giving effect to any such Commitment Increase, shall not exceed $340,000,000. Each Lender that is willing to participate in the requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Revolving Credit Commitment; provided, however, that the increase in such Increasing Lender's Revolving Credit Commitment shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                (ii) Promptly following the Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the existing Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the existing Lenders are willing to participate in the requested Commitment Increase on any such Commitment Date is more than the requested Commitment Increase, then each Increasing Lender's additional Revolving Credit Commitment shall be reduced on a pro rata basis so that the aggregate additional Revolving Credit Commitments equal the requested Commitment Increase. If the aggregate amount by which the existing Lenders are willing to participate in the requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more financial institutions or Eligible Assignees to participate in any portion of the requested Commitment Increase that has

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                                                                Credit Agreement
                                                                 FMC Corporation

not been committed to by the Lenders as of such Commitment Date; provided, however, that the Commitment of each such financial institution or Eligible Assignee shall be in an amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

         (iii) Each Commitment Increase shall become effective upon a date (each an "Increase Date") on or after the satisfaction of conditions precedent to be agreed by the Administrative Agent and the Loan Parties (which may include, without limitation, increases in the Applicable Margin, fees, amendments and covenants) and the receipt by the Administrative Agent of each of the following (or due waiver of such condition or requirement by the Administrative Agent):

                (A) (x) certified copies of resolutions of the Board of Directors of the Borrower approving such Commitment Increase and the corresponding modifications to this Agreement and (y) an opinion of counsel for the Borrower (which may be in-house counsel), in a form reasonably satisfactory to the Administrative Agent;

                (B) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent;

                (C) a Joinder Agreement from each financial institution or Eligible Assignee that accepts an offer to participate in such Commitment Increase in accordance with clause (i) above (each, an "Additional Lender"), if any, in form and substance satisfactory to the Borrower and the Administrative Agent, duly executed by such financial institution or Eligible Assignee, the Administrative Agent and the Borrower;

                (D) any costs, expenses, fees and other amounts then due hereunder or as otherwise agreed to by the Borrower, the Administrative Agent, the Syndication Agents and the Arrangers; and

                (E) such other document as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

         (iv) As of any Increase Date, (A) the Revolving Credit Commitment of each Increasing Lender for the requested Commitment Increase shall be increased by the amount set forth in such Lender's confirmation delivered pursuant to clause (B) above, (B) each Additional Lender shall be deemed to become a Lender party to this Agreement and (C) the Administrative Agent shall notify the Lenders (including each Additional Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Additional Lender on such date.

     (d) Nothing in this Agreement shall be construed to obligate any Lender to negotiate for (whether or not in good faith), solicit, provide or consent to any increase in the Commitments, and any such increase may be subject to changes in any term herein.

     (e) Pursuant to the L/C Agreement, as of any Increase Date, the aggregate amount of standby letters of credit available to be issued thereunder (the "L/C Commitment") shall automatically be reduced by the amount by which the Revolving Credit Commitments, after giving effect to the Commitment Increase, exceed $300,000,000 and, to the extent the aggregate amount of standby letters of

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                                                                Credit Agreement
                                                                 FMC Corporation

credit issued prior to such Increase Date exceeds the reduced L/C Commitment, the Borrower shall provide cash collateral equal to the amount of such excess.

         Section 2.2   Borrowing Procedures

         (a) Each Revolving Credit Borrowing shall be made on notice given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) in the case of a Revolving Credit Borrowing of Base Rate Loans, on the day of the proposed Revolving Credit Borrowing and (ii) in the case of a Revolving Credit Borrowing of Eurodollar Rate Loans, three Business Days prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit C (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurodollar Rate Loans and (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Revolving Loans shall be made as Base Rate Loans unless, subject to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans), the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrower may not request more than fifteen (15) Revolving Credit Borrowings per month in the form of Eurodollar Rate Loans.

         (b) The Term Loan Borrowing shall be made upon receipt of a Notice of Borrowing given by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York City time) (i) one Business Day, in the case of a Term Loan Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Term Loan Borrowing of Eurodollar Rate Loans, prior to the Closing Date. The Notice of Borrowing shall specify (A) the Closing Date, (B) the aggregate amount of such proposed Term Loan Borrowing, (C) whether any portion of the proposed Term Loan Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, and (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Term Loans shall be made as Base Rate Loans unless (subject to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans)) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans.

         (c) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.13(a) (Determination of Interest Rate). Each Lender shall, (i) in the case of Eurodollar Rate Loans, before 11:00 a.m. (New York time) and (ii) in the case of Base Rate Loans, before 2:00 p.m. (New York time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.), in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.)) (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit) and (ii) at any time (including the Closing Date), of the applicable conditions set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), and after the Administrative Agent's receipt of such funds, the Administrative Agent shall make such funds available to the Borrower.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in

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                                                                Credit Agreement
                                                                 FMC Corporation

reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement and such repayment shall relieve the Borrower's obligation with respect to the principal portion of such amount. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

         (e) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

         Section 2.3 Letters of Credit

         (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Borrower and for the account of the Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Closing Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following:

                (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

                (ii) such Issuer shall have received any written notice of the type described in clause(d) below;

                (iii) after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate of the Revolving Credit Commitments in effect at such time;

                (iv) after giving effect to the Issuance of such Letter of Credit, the sum of (i) the Letter of Credit Undrawn Amounts at such time and (ii) the Reimbursement Obligations at such time exceeds the Letter of Credit Sublimit;

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                                                                Credit Agreement
                                                                 FMC Corporation

               (v) any fees due in connection with any Issuance have not been paid;

               (vi) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer; or

               (vii) such Letter of Credit is requested to be denominated in any currency other than Dollars.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

          (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than thirty (30) days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above).

          (c) In connection with the Issuance of each Letter of Credit, the Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of Exhibit D (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the currency of issuance and face amount of the Letter of Credit requested, the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the date of the requested Issuance of such Letter of Credit.

          (d)  Subject to the satisfaction of the conditions set forth in this
Section 2.3, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Borrower in accordance with such Issuer's usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in
Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall not on such date be satisfied or duly waived and ending when such conditions are satisfied or duly waived. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in
Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

          (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such Issuance and of the participation of each Revolving Credit Lender in the Letter of Credit Obligations arising with respect thereto in accordance with clause (g) below, the Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by the Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

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                                                                Credit Agreement
                                                                 FMC Corporation

          (f)  Each Issuer shall:

               (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which writing may be a telecopy or electronic mail, of the Issuance of a Letter of Credit Issued by it, of all drawings under a Letter of Credit Issued by it and the payment (or the failure to pay when due) by the Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Revolving Credit Lender);

               (ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

               (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Revolving Credit Lender requesting the same) and the Borrower separate schedules for Documentary Letters of Credit and Standby Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrower or the Administrative Agent relating thereto.

          (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

          (h) The Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after the Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the "Reimbursement Date"), irrespective of any claim, set-off, defense or other right that the Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by the Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender's Ratable Portion of such payment in Dollars and in immediately available funds. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender,

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                                                                Credit Agreement
                                                                 FMC Corporation

such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under Section 9.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the Borrower in the principal amount of such payment. Whenever any Issuer receives from the Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause (h), such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Revolving Credit Lender, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Revolving Credit Lenders have paid in respect of such Reimbursement Obligation.

          (i) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Facility.

          (j) The Borrower's obligation to pay each Reimbursement Obligation and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

               (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

               (iii) the existence of any claim, set off, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

               (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

               (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.3, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                                                                Credit Agreement
                                                                 FMC Corporation


Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

          Section 2.4 Reduction and Termination of the Revolving Credit Commitments

          The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $500,000 in excess thereof and any mandatory prepayment resulting from such reduction shall have been made.

          Section 2.5  Repayment of Loans

          (a) The Borrower promises to repay the entire unpaid principal amount of the Revolving Loans on the Revolving Credit Termination Date.

          (b) The Borrower promises to repay the Term Loans at the dates and in the amounts set forth below:

          -----------------------------------------------------------------------------------
          At the end of each calendar quarter
          ending prior to the Term Loan Maturity     0.25% of the total principal amount of
          Date, commencing with the calendar         the Term Loans on the Closing Date.
          quarter ending March 31, 2003:
          -----------------------------------------------------------------------------------

          On the Term Loan Maturity Date:            The remaining outstanding principal
                                                     amount of the Term Loans.
          -----------------------------------------------------------------------------------

          Section 2.6  Evidence of Debt

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it shall record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent

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                                                                Credit Agreement
                                                                 FMC Corporation

hereunder from the Borrower, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender's share thereof, if applicable.

          (c)  The entries made in the accounts maintained pursuant to clauses
(a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

          (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Note or Notes to such Lender evidencing any Term Loans and Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Note), respectively.

          Section 2.7  Optional Prepayments

          (a) Revolving Loans. The Borrower may, (i) in respect of Eurodollar Rate Loans, upon at least three Business Days' prior notice to the Administrative Agent, and (ii) in respect of Base Rate Loans, upon notice to the Administrative Agent no later than 11:00 a.m. (New York time) on any Business Day, in each case stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans in whole or in part; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amount owing pursuant to
Section 2.13(e) (Breakage Costs); and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $500,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

          (b) Term Loans. The Borrower may, (i) in respect of Eurodollar Rate Loans, upon at least three Business Days' prior notice to the Administrative Agent, and (ii) in respect of Base Rate Loans, upon notice to the Administrative Agent no later than 11:00 a.m. (New York time) on any Business Day, in each case stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 2.13(e) (Breakage Costs); and, provided, further, that each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $500,000 in excess thereof and that any such partial prepayment shall be applied to reduce ratably the remaining installments of such outstanding principal amount of the Term Loans in the inverse order of their maturities. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

          (c) The Borrower shall have no right to prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this Section 2.7.

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                                                                Credit Agreement
                                                                 FMC Corporation

          Section 2.8  Mandatory Prepayments

          (a) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising (i) from an Asset Sale in excess of (A) $5,000,000, in the case of any single Asset Sale or (B) $15,000,000 in the aggregate for all Asset Sales in any calendar year (excluding any Asset Sale described in clause (i)(A) above in respect of which a mandatory prepayment has previously been made), or
(ii) from any Non-Guarantor Subsidiary as described in Section 7.12, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) and provide cash collateral in respect of letters of credit under the L/C Agreement in an amount equal to 100% of such Net Cash Proceeds; provided that, in the case of any Net Cash Proceeds of Asset Sales described in clause (i)(B) above, only the amount of such Net Cash Proceeds in excess of $15,000,000 shall be required to prepay the Loans; and provided further, that, to the extent any Net Cash Proceeds on account of any Asset Sale are received by any Non-Guarantor Subsidiary pursuant to clause (ii) above, only the Net Cash Proceeds actually received by the Borrower or any Guarantor (in the form of any payment, dividend, distribution or otherwise) shall be required to prepay the Loans pursuant to this Section 2.8. Any such mandatory prepayment shall be applied in accordance with clause (d) below.

          (b) Upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds arising from an Equity Issuance, the Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) and provide cash collateral in respect of letters of credit under the L/C Agreement in an amount equal to 50% of such Net Cash Proceeds, if the Leverage Ratio (prior to giving effect to such Equity Issuance) is greater than or equal to 3.0 to 1.0, as of the end of the most recent fiscal period for which financial statements have been delivered pursuant to Section 6.1. Any such mandatory prepayment shall be applied in accordance with clause (d) below.

          (c) The Borrower shall, with respect to each Fiscal Year commencing with the Fiscal Year ending December 31, 2003, prepay the Loans on the earlier to occur of (i) 90 days after the last day of such Fiscal Year or (ii) the date of the delivery by the Borrower of the financial statements referred to in
Section 6.1(b), in an amount equal to (x) 50% or (y) in the event that the Leverage Ratio shall be less than 2.5 to 1.0 at the end of such Fiscal Year, 25%, in each case of Excess Cash Flow for such Fiscal Year. Any such mandatory prepayment shall be applied in accordance with clause (d) below.

          (d) Subject to the provisions of Section 2.12(f) (Payments and Computations), any prepayments made by the Borrower required to be applied in accordance with this clause (d) shall be applied as follows: first, other than in respect of prepayments made with the Net Cash Proceeds of a Reinvestment Event, on a pro rata basis, (i) to repay the outstanding principal balance of the Term Loans, until such Term Loans shall have been prepaid in full, and (ii) at the Borrower's option, (x) to reduce the commitments under the L/C Agreement until the total commitments thereunder shall be equal to zero and/or (y) cash collateralize the letters of credit under the L/C Agreement; second, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations in the manner set forth in Section 9.3 (Actions in Respect of Letters of Credit) until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth therein. All repayments of the Term Loans made pursuant to this clause (d) shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans in the inverse order of their maturities. All repayments of any Revolving Loans or Term Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.

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                                                                Credit Agreement
                                                                 FMC Corporation

          (e) Upon the receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds of a Property Loss Event, the Borrower shall prepay the Loans to the extent required in this clause (e). If any repayment of the Loans required to be made pursuant to this Section 2.8 is made from the Net Cash Proceeds of a Reinvestment Event, the Loans shall not be repaid by such prepayment to the extent of the Reinvestment Deferred Amount of such Reinvestment Event until the Reinvestment Prepayment Date corresponding thereto and, on such Reinvestment Prepayment Date, the Loans shall be repaid only to the extent of the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any; provided, that, upon the occurrence of any Default or Event of Default on or before the Reinvestment Prepayment Date corresponding to such Reinvestment Event, the Loans shall be repaid by the entire Reinvestment Deferred Amount corresponding to such Reinvestment Event; and provided further, that, to the extent that any Net Cash Proceeds on account of a Property Loss Event are received by any Non-Guarantor Subsidiary, only the Net Cash Proceeds actually received by the Borrower or a Guarantor (in the form of any payment, dividend, distribution or otherwise) shall be required to prepay the Loans.

          (f) The Borrower shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit) in an amount equal to 100% of the amounts on deposit, if any, in the Debt Reserve Account after the date on which all of the obligations of the Borrower set forth in this Agreement with respect to the refinancing, replacement, redemption or repurchase of the Outstanding Notes and the Bonds, as applicable, shall have been satisfied. Any such mandatory prepayment shall be applied in accordance with clause (d) above.

          (g) In the event that, ninety (90) days prior to the maturity of the 2007 Notes, the Borrower has not deposited into the Debt Reserve Account sufficient funds to repay the 2007 Notes in full, the Borrower shall prepay the Term Loans in full.

          (h) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the Revolving Credit Commitments at such time, the Borrower shall forthwith prepay the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Loans, the Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in
Section 9.3 (Actions in Respect of Letters of Credit).

          (i) Subject to the terms of the Restricted Cash Collateral Account Agreement, after the Existing L/Cs (as defined in the Bank Security Agreement) are no longer outstanding and all obligations thereunder shall have been paid in full, the Borrower may elect to withdraw from the Restricted Cash Collateral Account the balance of the funds therein to prepay the Term Loans, in which event such prepayment shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans in the inverse order of their maturities. Such repayment of the Term Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.

          Section 2.9  Interest

          (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations (other than pursuant to Hedging Contracts that are Loan Documents, to the extent such Hedging Contracts provide for the accrual of interest on unpaid obligations) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, the date such Obligations are paid in full, except as otherwise provided in clause (c) below, as follows:

                                                                Credit Agreement
                                                                 FMC Corporation

              (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin; and

              (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Interest Period.

          (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and, if such Interest Period has a duration of more than three months, on each day during such Interest Period occurring every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent (2.0%) per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time.

          Section 2.10 Conversion/Continuation Option

          (a) The Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans converted or continued for each Interest Period must be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender's Ratable Portion. Each such election shall be in substantially the form of Exhibit E (Form of Notice of Conversion or Continuation) (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion.

          (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section
2.13 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.10, the Administrative Agent does not receive a Notice of Conversion or

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                                                                Credit Agreement
                                                                 FMC Corporation

Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

          Section 2.11  Fees

          (a) Unused Commitment Fee. The Borrower agrees to pay to each Revolving Credit Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the sum of (i) the outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the Letter of Credit Obligations (the "Unused Commitment Fee") from the date hereof through the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Closing Date and (y) on the Revolving Credit Termination Date.

          (b) Letter of Credit Fees. The Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

               (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date;

               (ii) to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders, with respect to each Letter of Credit, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

               (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

          (c) Additional Fees. The Borrower agrees to pay to the Administrative Agent, the Syndication Agents and the Arrangers the administrative and other fees from time to time agreed to by the Borrower and such parties.

          Section 2.12  Payments and Computations

          (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the

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                                                                Credit Agreement
                                                                 FMC Corporation

application of payments set forth in Section 2.8(d) (Mandatory Prepayments) and in clauses (e) or (f) below, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to
Section 2.14 (Capital Adequacy), 2.15 (Taxes) or Section 2.13(c) (Increased Costs) or (d) (Illegality) shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.

          (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Revolving Loans or Term Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.

          (d) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (e) Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (f) below (or required to be applied in accordance with Section 2.8(d) (Mandatory Prepayments)), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, second, to pay all other Obligations then due and payable and third, as the Borrower so designates. Payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Ratable Portion of the Revolving Credit Commitments; payments in respect of the Term Loans received by the Administrative Agent shall be distributed to each Term Loan Lender in accordance with such Lender's Ratable Portion of the Term Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

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                                                                Credit Agreement
                                                                 FMC Corporation

          (f) The Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of Section 2.8(d) (Mandatory Prepayments) and clause (e) above, the Administrative Agent may, and, upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 9.2 (Remedies), shall, deliver a Blockage Notice to each Deposit Account Bank and apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account (including all proceeds arising from a Reinvestment Event that are held in the Cash Collateral Account pending application of such proceeds as specified in a Reinvestment Notice) and all other proceeds of Collateral in the following order:

               First, to pay Obligations in respect of any expense reimbursements or indemnities and Cash Management Obligations then due to the Administrative Agent;

               Second, to pay Obligations in respect of any expense reimbursements or indemnities and Cash Management Obligations then due to the Lenders and the Issuers;

               Third, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

               Fourth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

               Fifth, to pay or prepay principal amounts on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 9.3 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts, Cash Management Obligations, and Obligations owing with respect to Hedging Contracts; and

               Sixth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through sixth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's, Issuer's and other Secured Party's interest in the aggregate outstanding Obligations described in such clauses; provided, further, that the funds allocated to the Revolving Credit Lenders and Issuers shall be used to pay, first, interest on and then principal of any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower (unless the Administrative Agent shall have received from such Lender, prior to making such Advance, a notice of the type described in Section 2.2(d)), and this proviso and the order of priority set forth in clauses first through second of this Section 2.12(f) may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Revolving Credit Lenders and the Requisite Term Loan Lenders. The order of priority set forth in clauses first through sixth of this
Section 2.12(f) may at any time and from time to time be changed by the agreement of the Requisite Revolving Credit Lenders and the Requisite Term Loan Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Lender or Issuer, or any other Person.

          (g) At the option of the Administrative Agent, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans and Protective Advances may be

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                                                                Credit Agreement
                                                                 FMC Corporation

paid from the proceeds of Revolving Loans. The Borrower hereby authorizes the Revolving Credit Lenders to make Revolving Loans pursuant to Section 2.2(a) (Borrowing Procedures) from time to time in such Revolving Credit Lender's discretion, that are in the amounts of any and all interest, fees, expenses and other sums payable in respect of the Revolving Loans and Protective Advances, and further authorizes the Administrative Agent to give the Revolving Credit Lenders notice of any Borrowing with respect to such Revolving Loans and to distribute the proceeds of such Revolving Loans to pay such amounts. The Borrower agrees that all such Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit), which conditions the Revolving Credit Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

          Section 2.13  Special Provisions Governing Eurodollar Rate Loans

          (a)  Determination of Interest Rate

          The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct absent manifest error and shall be binding on the Borrower.

          (b)  Interest Rate Unascertainable, Inadequate or Unfair

          In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

          (c)  Increased Costs

          If at any time any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (d)  Illegality

          Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule,

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                                                                Credit Agreement
                                                                 FMC Corporation

regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after a Lender gives notice under this Section 2.13(d), such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

          (e)  Breakage Costs

          In addition to all amounts required to be paid by the Borrower pursuant to Section 2.9 (Interest), the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.10 (Conversion/Continuation Option), or any other conversion or continuation of a Eurodollar Rate Loan occurs on a date that is not the last day of the applicable Interest Period, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.8 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (d) above or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

          Section 2.14  Capital Adequacy

          If at any time any Lender determines that (a) the adoption of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy,
(b) compliance with any such law, treaty, rule, regulation or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

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                                                                Credit Agreement
                                                                 FMC Corporation

          Section 2.15  Taxes

          (a) Any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15 such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (x) the relevant Loan Party shall make such deductions, (y) the relevant Loan Party shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the relevant Loan Party shall deliver to the Administrative Agent evidence of such payment.

          (b) In addition, each Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

          (c) Each Loan Party shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor. Each Lender and the Administrative Agent will use reasonable efforts to assist any Loan Party in obtaining any refunds from any Governmental Authority for any Taxes or Other Taxes improperly imposed on or asserted against a Lender or the Administrative Agent for which such Loan Party has made an indemnification payment under this Section 2.15(c). Upon receipt of any such refund, such Lender or the Administrative Agent shall promptly repay the applicable Loan Party the amount of such refund.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof.

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                                                                Credit Agreement
                                                                 FMC Corporation

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranties, the agreements and obligations of such Loan Party contained in clauses (b) and (c) of this Section 2.15 shall survive the payment in full of the Obligations.

          (f) Prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed originals of each of the following:
(i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) or any successor form, (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) or any successor form, (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or any successor form or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

          Section 2.16  Substitution of Lenders

          (a) In the event that (i)(A) any Lender makes a claim under Section 2.13(c) (Increased Costs) or Section 2.14 (Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to Section 2.13(d) (Illegality), (C) the Borrower is required to make any payment pursuant to Section 2.15 (Taxes) that is attributable to a particular Lender or (D) any Lender becomes a Non-Funding Lender, (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (iii) in the case of clause (i)(A),
(B) and (C) above, Lenders holding at least 75% of the Revolving Credit Commitments and Lenders holding at least 75% of the Term Loan Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute any Lender and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a "Substitute Institution") for such Affected Lender hereunder, after delivery of a written notice (a "Substitution Notice") within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clauses (i)(A), (B), (C) or (D) above by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution; provided, however, that, if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are

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                                                                Credit Agreement
                                                                 FMC Corporation

received by the Borrower within 30 days of each other, then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims.

          (b) If the Substitution Notice was properly issued under this Section 2.16, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender's Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings, the Term Loans, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (ii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

          (c) Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.16, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.

                                  ARTICLE III

                    Conditions to Loans and Letters of Credit

          Section 3.1   Conditions Precedent to Initial Loans and Letters of
Credit

          The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of each Issuer to Issue Letters of Credit on the Closing Date is subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent:

          (a) Certain Documents. The Administrative Agent shall have received on or prior to the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and the Lenders and in sufficient copies for each Lender:

               (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

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               (ii)   (x) the U.S. Subsidiary Guaranty and (y) the Parent
     Guaranty, in each case duly executed by each applicable Guarantor;

               (iii) (x) the Bank Security Agreement and (y) the Shared Collateral Security Agreement, in each case duly executed by the Borrower and the Subsidiary Guarantors party thereto, together with each of the following:

                      (A) evidence satisfactory to the Administrative Agent that, upon the filing and recording of instruments delivered hereunder, the Administrative Agent (for the benefit of the Secured Parties) shall have a valid and perfected first priority security interest (subject to Liens permitted under this Agreement) in the Banks' Collateral, and the Collateral Trustee shall have a valid and perfected first priority security interest (subject to Liens permitted under this Agreement) in the Shared Collateral (which such lien shall be junior only to the lien of the Administrative Agent and Lenders on that portion of the Banks' Collateral constituting the Shared Collateral), including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by each Pledge and Security Agreement), (y) copies of UCC search reports as of a recent date listing all effective financing statements that name the Borrower or any Subsidiary Guarantor as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Closing Date or are otherwise permitted hereunder and (z) all filing and recording fees and taxes in connection therewith shall have been paid;

                      (B) share certificates representing all of the certificated Pledged Stock being pledged pursuant to each Pledge and Security Agreement and stock powers for such share certificates executed in blank;

                      (C) all instruments representing Pledged Notes, including the Swiss Note, being pledged pursuant to each Pledge and Security Agreement duly endorsed in favor of the Administrative Agent or the Collateral Trustee, as the case may be, or in blank;

                      (D) Deposit Account Control Agreements from all Deposit Account Banks; and

                      (E) Control Account Agreements from (1) all securities intermediaries with respect to all securities accounts and securities entitlements of the Borrower and each Subsidiary Guarantor and (2) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and each Subsidiary Guarantor;

               (iv) each Foreign Pledge Agreement listed on Schedule 3.1, in each case duly executed by the applicable Loan Party and/or Foreign Subsidiary, as the case may be, together with:

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                      (A)  evidence satisfactory to the Administrative Agent
          that the Parent Guaranty shall be secured by the assets of certain Foreign Subsidiaries pursuant to such Foreign Pledge Agreements, including such documents duly executed by the applicable Foreign Subsidiary as the Administrative Agent may request;

                      (B) share certificates representing all of the certificated Pledged Stock being pledged, if any, pursuant to each Foreign Pledge Agreement and stock powers for such share certificates executed in blank; and

                      (C) all instruments representing Pledged Notes being pledged, if any, pursuant to each Foreign Pledge Agreement duly endorsed in favor of the Administrative Agent or in blank;

               (v) the Collateral Trust Agreement, duly executed by each party thereto;

               (vi) the Debt Reserve Account Agreement and the Restricted Cash Collateral Account Agreement, duly executed by each party thereto;

               (vii) the Sharing Agreement, duly executed by the Lenders and the Issuers, the issuers under the L/C Agreement, the Astaris Agent (as such term is defined in the Sharing Agreement) and each lender (to the extent the signature of such lender is available as of the Closing Date) under (A) any Foreign Credit Line or (B) Hedging Contracts and Cash Management Obligations that are otherwise guaranteed by the Borrower;

               (viii) Mortgages for the real properties of the Loan Parties specified on Schedule V (except as may be agreed to by the Administrative Agent and the Lenders), together with (A) title insurance policies (or marked-up unconditional binders for such insurance or other evidence acceptable to the Administrative Agent proving ownership thereof) and, to the extent required by the Administrative Agent or the Collateral Trustee, maps or plats of current as-built surveys and a surveyor's certificate therefor, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to the Administrative Agent or the Collateral Trustee, as the case may be, in its sole discretion, and (B) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel satisfactory to the Administrative Agent or the Collateral Trustee;

               (ix) a favorable opinion of (A) Morgan, Lewis & Bockius LLP, U.S. counsel to the Loan Parties, in substantially the form of Exhibit F (Form of Opinion of U.S. Counsel for the Loan Parties), (B) counsel to the Loan Parties in each jurisdiction specified by the Administrative Agent in which any Foreign Subsidiary whose shares are being pledged hereunder is organized or in which Collateral is located, in each case addressed to the Administrative Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request and (C) counsel to the Administrative Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Closing Date;

               (x) a copy of the Indenture, the Senior Secured Notes and each Disclosure Document certified as being complete and correct by a Responsible Officer of the Borrower;

               (xi)   a copy of the articles or certificate of incorporation
     (or equivalent Constituent Document) of each Loan Party that is required to execute any Loan Document, certified as of a recent date by the Secretary of State of the state of organization of such Loan

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                                                                 FMC Corporation

     Party, together with certificates of such official attesting to the good standing of each such Loan Party;

               (xii) a certificate of the Secretary or an Assistant Secretary of each Loan Party that is required to execute any Loan Document certifying
     (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (xi) above;

               (xiii) a certificate of a Responsible Officer of the Borrower, stating that the Borrower and the Borrower and its Subsidiaries on a Consolidated basis are Solvent after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 7.9 (Application of Proceeds), the transactions contemplated hereby and the payment of all estimated legal, accounting and other fees related hereto and thereto;

               (xiv) a certificate of a Responsible Officer of the Borrower to the effect that (A) the condition set forth in Section 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit) has been satisfied and (B) no action, suit, investigation, proceeding or litigation not listed on
     Schedule 4.7 (Litigation) shall have been commenced against any Loan Party or any of its Subsidiaries that, (x) if adversely determined, could reasonably be expected to result in or cause a Material Adverse Effect or
     (y) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Facilities or the transactions contemplated hereby;

               (xv) a certificate of a Responsible Officer of the Borrower certifying that the Senior Secured Notes have been issued in a public offering or in a Rule 144A or other private placement for gross cash proceeds of not less than $300,000,000;

               (xvi) a certificate of a Responsible Officer of the Borrower setting forth, with respect to each Foreign Subsidiary, (A) the aggregate amount available, (B) the aggregate amount of commitments, if any, and (C) the aggregate principal amount outstanding under all Foreign Credit Lines as of September 30, 2002;

               (xvii) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 (Maintenance of Insurance) and any Collateral Document are in full force and effect, together with endorsements naming the Administrative Agent and the Collateral Trustee, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Domestic Subsidiaries; and

               (xviii) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

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                                                                 FMC Corporation

          (b) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Closing Date.

          (c) Repayment of Existing Credit Agreements. (i) All obligations under the Existing Credit Agreements shall have been repaid in full, (ii) the Existing Credit Agreements and all Loan Documents (as defined therein) shall have been terminated on terms satisfactory to the Administrative Agent, (iii) all liens and security interests granted in connection with the Existing Credit Agreements shall have been terminated in form and substance satisfactory to the Administrative Agent and (iv) the Administrative Agent shall have received a payoff letter duly executed and delivered by the Borrower and the Existing Agent or other evidence of such termination in each case in form and substance satisfactory to the Administrative Agent.

          (d) Repayment of Securitization Facility. (i) All obligations under the Securitization Facility to Persons other than the Borrower or a Subsidiary of the Borrower shall have been repaid in full, (ii) the Securitization Facility and all documents related thereto (other than any sale and servicing agreement or equivalent agreement between the Borrower or a Subsidiary of the Borrower and FMC Funding Corporation) shall have been terminated on terms satisfactory to the Administrative Agent and (iii) the Administrative Agent shall have received a payoff letter duly executed and delivered by the Borrower and the relevant parties or other evidence of such termination in each case in form and substance satisfactory to the Administrative Agent.

          (e) Indenture. The Administrative Agent shall be satisfied that (i) terms and conditions of the Indenture shall not have been amended, waived or modified without the approval of the Administrative Agent and such Indenture shall have been duly executed by the Borrower and the trustee thereunder, (ii) the Indenture and the issuance of the Senior Secured Notes by the Borrower shall have been approved by all corporate action of the Borrower and each of the other parties thereto, shall be in full force and effect and there shall not have occurred and be continuing any material breach or default thereunder, (iii) all conditions precedent to the issuance of the Senior Secured Notes shall have been satisfied or waived with the consent of the Administrative Agent and such Senior Secured Notes shall have been issued, (iv) the execution, delivery and performance of the Indenture and the issuance of the Senior Secured Notes do not violate any Requirement of Law on the date of or immediately following such execution, delivery, performance or issuance and are not enjoined, temporarily, preliminarily or permanently and (v) all representations and warranties contained in the Indenture and the Senior Secured Notes shall be true and correct in all material respects on the Closing Date.

          (f) Consents, Etc. Each of the Borrower and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Subsidiaries lawfully (i) to execute, deliver and perform, in all material respects, their respective obligations hereunder and under the Loan Documents, the Senior Secured Notes and the Indenture to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (ii) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

          (g) Environmental Due Diligence Review. The Administrative Agent shall have conducted an environmental due diligence review demonstrating to the sole satisfaction of the Arrangers the absence of unbudgeted or unprogrammed Environmental Liabilities and Costs that are reasonably likely to have a Material Adverse Effect.

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                                                                Credit Agreement
                                                                 FMC Corporation

          (h) Liens on Specified Debt. All liens and security interests granted in connection with the Specified Debt (if any) shall have been terminated pursuant to documentation in form and substance satisfactory to the Administrative Agent.

          (i) ERISA. The Arrangers shall be satisfied that the Borrower and its Subsidiaries will be able to meet their obligations under all employee and retiree welfare plans of the Borrower and its Subsidiaries, that such employee benefit plans are, in all material respects, funded in accordance with the minimum statutory requirements, that no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability.

          (j) Cash Management. The Administrative Agent shall be satisfied that, as of the Closing Date, the procedures with respect to cash management required by the Collateral Documents have been established and are currently being maintained by the Borrower and each Subsidiary Guarantor, together with copies of all Deposit Account Control Agreements executed by such Loan Party in connection therewith.

          (k) Restricted Cash Collateral and Debt Reserve Accounts. The Administrative Agent shall be satisfied that, as of the Closing Date, the Borrower shall have established the Restricted Cash Collateral Account and the Debt Reserve Account with financial institutions and on terms acceptable to it.

          (l) Certain Proceeds. The Administrative Agent shall have received satisfactory evidence that (i) the Borrower shall have caused an aggregate amount not less than $130,800,000 to be deposited into the Restricted Cash Collateral Account, of which an aggregate amount of $37,776,950 shall have then been withdrawn pursuant to the terms of the Restricted Cash Collateral Account Agreement and deposited into accounts designated by Wachovia to cash collateralize letters of credit issued by Wachovia outstanding as of the Closing Date and (ii) the Borrower shall have caused an amount not less than $260,000,000 to be deposited into the Debt Reserve Account, the proceeds of which shall be released solely for the purposes specified in the Debt Reserve Account Agreement.

          Section 3.2  Conditions Precedent to Each Loan and Letter of Credit

          The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

          (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing, and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

          (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

               (i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent

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                                                                Credit Agreement
                                                                 FMC Corporation

     such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

               (ii) no Default or Event of Default shall have occurred and be continuing.

          (c) No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

          (d) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Loan requested therein, and each submission by the Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.

          Section 3.3  Determinations of Initial Borrowing Conditions

          For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing or Issuance hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's Ratable Portion of such Borrowing.

                                   ARTICLE IV

                         Representations and Warranties

          To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, the Borrower represents and warrants each of the following to the Lenders, the Issuers and the Administrative Agent, on and as of the Closing Date and the making of the Loans and the other financial accommodations on the Closing Date and on and as of each date as required by
Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit):

          Section 4.1  Corporate Existence; Compliance with Law

          Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, be reasonably likely to have a Material Adverse Effect,
(c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and

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                                                                 FMC Corporation

to conduct its business as now or currently proposed to be conducted, (d) with respect to the Borrower and the Domestic Subsidiaries, is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

          Section 4.2  Corporate Power; Authorization; Enforceable Obligations

          (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

               (ii)   have been or, at the time of delivery thereof pursuant to
     Article III (Conditions To Loans And Letters Of Credit) will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

               (iii) do not and will not (A) contravene such Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Loan Party or any of its Subsidiaries, including the Existing Public Debt, or (D) result in the creation or imposition of any Lien upon any property of such Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          Section 4.3  Ownership of Borrower; Subsidiaries

          Set forth on Schedule 4.3 (Ownership of Subsidiaries) is a complete and accurate list showing, as of the Closing Date, all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the

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                                                                 FMC Corporation

number outstanding on the Closing Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower. No Stock of any Material Subsidiary is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Stock of each Material Subsidiary owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreements and Liens permitted under this Agreement), options, warrants, rights of conversion or purchase or any similar rights. Except as set forth on Schedule 4.3, neither the Borrower nor any Material Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents, the Indenture and the indentures pursuant to which the Outstanding Notes were issued. The Borrower does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3 (Investments).

          Section 4.4  Financial Statements

          (a) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by the Borrower's Accountants, and the Consolidated balance sheets of the Borrower and its Subsidiaries as at June 30, 2002, and the related Consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the six months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at June 30, 2002, and said statements of income, retained earnings and cash flows for the six months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) Neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement.

          Section 4.5  Material Adverse Change

          Since December 31, 2001, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

          Section 4.6  Solvency

          Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and Borrower and its Subsidiaries on a Consolidated basis, are Solvent.

          Section 4.7  Litigation

          Except as set forth on Schedule 4.7 (Litigation), there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower or

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                                                                 FMC Corporation

any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document, the Indenture or the Senior Secured Notes is not restrained or enjoined (either temporarily, preliminarily or permanently).

          Section 4.8  Taxes

          (a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

          (b) None of the Borrower or any of its Tax Affiliates has (i) incurred any obligation under any tax sharing agreement or arrangement other than those with FMC Wyoming and with FMC Technologies, Inc., copies of which have been made available to the Administrative Agent or (ii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

          Section 4.9  Full Disclosure

          (a) The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement, the Indenture or the Senior Secured Notes or the consummation of the transactions contemplated hereunder and thereunder taken as a whole, including the information contained in the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

          (b) The Borrower has delivered (or otherwise made available through electronic access) to each Lender a true, complete and correct copy of each Disclosure Document. The Disclosure Documents comply as to form in all material respects with all applicable requirements of all applicable state and Federal securities laws.

          Section 4.10 Margin Regulations

          The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

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          Section 4.11 No Burdensome Restrictions; No Defaults

          (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2 (Liens, Etc.)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, be reasonably likely to have a Material Adverse Effect.

          (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than, in either case, those defaults that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (c) No Default or Event of Default has occurred and is continuing.

          (d) To the best knowledge of the Borrower, there are no Requirements of Law applicable to any Loan Party or any Subsidiary of any Loan Party the compliance with which by such Loan Party or such Subsidiary, as the case may be, would, in the aggregate, be reasonably likely to have a Material Adverse Effect.

          Section 4.12 Investment Company Act; Public Utility Holding Company
Act

          Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or an "affiliated Person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended.

          Section 4.13 Use of Proceeds

          The proceeds of the Loans and the Letters of Credit are being used by the Borrower solely (i) for deposit into the Restricted Cash Collateral Account in an aggregate amount equal to approximately $130,800,000 and used from time to time solely to (A) refinance and/or replace or secure with cash collateral certain surety bonds and letters of credit currently supporting self-insurance programs, environmental obligations, future business commitments and letters of credit in an amount not exceeding $44,030,000 supporting IRB Obligations, in each case, issued by or for the benefit of the Borrower and its Subsidiaries or
(B) make a mandatory prepayment pursuant to Section 2.8(i), (ii) for deposit into the Debt Reserve Account in an amount equal to approximately $260,000,000 and used for the redemption or repurchase of the Specified Debt, (iii) to refinance outstandings under the Securitization Facility, (iv) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (v) to provide for working capital from time to time for the Borrower and (vi) for other general corporate purposes.

          Section 4.14 Insurance

          All policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

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                                                                 FMC Corporation

          Section 4.15 Labor Matters

          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened, against or involving the Borrower or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (c) Except as set forth on Schedule 4.15 (Labor Matters), as of the Closing Date, there is no collective bargaining agreement covering any employee of the Borrower or its Subsidiaries.

          (d) Schedule 4.15 (Labor Matters) sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and any of its Subsidiaries.

          Section 4.16 ERISA

          (a) Schedule 4.16 (List of Plans) separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA, to which the Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

          (b) Each employee benefit plan of the Borrower or any of its Subsidiaries intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of
Section 501 of the Code, except where such failures, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (d) There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (e) Except to the extent set forth on Schedule 4.16 (List of Plans), none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

          Section 4.17 Environmental Matters Except as disclosed in the Borrower's SEC filings filed on or prior to September 30, 2002:

          (a) The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required Permits required under or by Environmental Laws (collectively, "Environmental Permits"), other than non-compliances that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

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          (b) None of the Borrower or any of its Subsidiaries or any real property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          (c) Except as disclosed on Schedule 4.17 (Environmental Matters), none of the real property owned or operated by the Borrower or any of its Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. and the regulations thereunder.

          (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Borrower or of real property owned, operated or leased by the Borrower or any of its Subsidiaries that are not specifically included in the financial information furnished to the Lenders other than those that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (e) As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Material Subsidiaries and, to the knowledge of the Borrower, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

          (f) The Borrower and each of its Subsidiaries have made available to the Lenders copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Borrower or any of its Subsidiaries or any real property of any of them that are in the possession, custody or control of the Borrower or any of its Subsidiaries.

          Section 4.18 Intellectual Property

          The Borrower and its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Bank Security Agreement) that are necessary for the operations of their respective businesses, except where such failure would not be reasonably likely to have a Material Adverse Effect. To the Borrower's actual knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any valid and enforceable intellectual property rights owned by any other Person, except where such infringement or conflict would not be reasonably likely to have a Material Adverse Effect.

          Section 4.19 Title; Real Property

          (a) Each of the Borrower and its Subsidiary Guarantors has insurable title to, or valid leasehold interests in, all real property and good title to all personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2 (Liens, Etc.). The Borrower and the Subsidiary Guarantors have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to

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                                                                 FMC Corporation

establish, protect and perfect the Borrower's and such Subsidiary Guarantors' right, title and interest in and to all such property, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect.

          (b) All Permits necessary for the conduct of the business in all material respects as presently conducted or all Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          (c) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending condemnation proceeding affecting any real property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

          Section 4.20 Indenture and Senior Secured Notes

          (a) The execution, delivery and performance by each Loan Party of the Indenture and the Senior Secured Notes, as applicable, and the consummation of the transactions contemplated thereby by such Loan Party:

              (i) are within such Loan Party's respective corporate, limited liability company, partnership or other powers;

              (ii) have been duly authorized by all necessary corporate or other action, including the consent of stockholders where required;

              (iii) do not and will not (A) contravene or violate any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for those that, in the aggregate, would not be reasonably likely to have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any property of any Loan Party or any of its Subsidiaries; and

              (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those that (A) will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date, none of which will on the Closing Date impose materially adverse conditions upon the exercise of control by the Borrower over any of its Subsidiaries and (B) in the aggregate, if not obtained, would not be reasonably likely to have a Material Adverse Effect.

          (b) Each of the Indenture and the Senior Secured Notes has been or at the Closing Date will have been duly executed and delivered by each Loan Party party thereto and at the Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          Section 4.21 Deposit Accounts; Securities Accounts. The only Deposit Accounts or Securities Accounts maintained by the Borrower or any of the Subsidiary Guarantors on the date hereof

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                                                                 FMC Corporation

are those listed on Schedule 4.21 (Deposit Accounts; Securities Accounts), which sets forth such information separately for each such Loan Party.

                                    ARTICLE V

                               Financial Covenants

          The Borrower agrees with the Lenders and the Administrative Agent to each of the following as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

          Section 5.1 Maximum Leverage Ratio

          The Borrower shall maintain, on each day of each Fiscal Quarter set forth below, a Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

     -------------------------------------------------------------------
                Fiscal Quarters Ending            Maximum Leverage Ratio
     -------------------------------------------------------------------
      December 31, 2002 through March 31, 2003          4.95 to 1
     -------------------------------------------------------------------
                   June 30, 2003                        4.75 to 1
     -------------------------------------------------------------------
                September 30, 2003                      4.50 to 1
     -------------------------------------------------------------------
      December 31, 2003 through March 31, 2004          4.25 to 1
     -------------------------------------------------------------------
        June 30, 2004 through March 31, 2005            3.75 to 1
     -------------------------------------------------------------------
        June 30, 2005 through March 31, 2006            3.25 to 1
     -------------------------------------------------------------------
        June 30, 2006 through the Term Loan             3.00 to 1
                    Maturity Date
     -------------------------------------------------------------------

          Section 5.2 Minimum Interest Coverage Ratio

                  The Borrower shall maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth below opposite such Fiscal Quarter:

     -------------------------------------------------------------------
              Fiscal Quarters Ending           Minimum Interest Coverage
                                                          Ratio
     -------------------------------------------------------------------
          December 31, 2002 through December            2.50 to 1
                       31, 2003
     -------------------------------------------------------------------
                   March 31, 2004                       2.75 to 1
     -------------------------------------------------------------------
          June 30, 2004 through December 31,            3.00 to 1
                       2004
     -------------------------------------------------------------------
          March 31, 2005 through December 31,           3.25 to 1
                       2005
     -------------------------------------------------------------------
          March 31, 2006 through December 31,           3.50 to 1
                        2006
     -------------------------------------------------------------------
          March 31, 2007 through the Term Loan          3.75 to 1
                     Maturity Date
     -------------------------------------------------------------------

          Section 5.3 Maintenance of Net Worth

          The Borrower shall maintain at all times a Net Worth of not less than an amount equal to the sum of (i) $350,000,000 plus (ii) 50% of Consolidated Net Income (to the extent such amount is a positive number) for each Fiscal Quarter ending after June 30, 2002.

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         Section 5.4 Capital Expenditures

         (a) The Borrower shall not make or incur, or permit to be made or incurred, Capital Expenditures during each of the Fiscal Years set forth below, in the aggregate, in excess of the maximum amount set forth below for such Fiscal Year:

              --------------------------------------------------
                FIscal Year                     Maximum Capital
                                                 Expenditures
              --------------------------------------------------
                    2002                         $ 90,000,000
              --------------------------------------------------
                    2003                         $110,000,000
              --------------------------------------------------
                    2004                         $120,000,000
              --------------------------------------------------
                    2005                         $120,000,000
              --------------------------------------------------
                    2006                         $120,000,000
              --------------------------------------------------

provided, however, that to the extent that actual Capital Expenditures for any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), 75% of the difference between said stated maximum amount and such actual Capital Expenditures shall, in addition, be available for Capital Expenditures in the next succeeding Fiscal Year.

         (b) At any time a Permitted Acquisition is consummated, the relevant amount determined in accordance with the preceding clause (a) in respect of the Fiscal Year in which such acquisition is consummated shall be deemed automatically adjusted on a prospective basis by increasing such amount by an amount equal to the product of (i) an amount equal to 5% of the revenues of the business or entity being acquired for the last twelve (12) months for which financial statements are available prior to the date of consummation of such Permitted Acquisition, and (ii) a fraction, the numerator of which is the number of days remaining in the Fiscal Year during which the acquisition was consummated and the denominator of which is 365 or 366, as the case may be. In respect of subsequent Fiscal Years, the amount determined in accordance with the preceding clause (a) shall be increased by the amount specified in clause (i) of the preceding sentence.

                                   ARTICLE VI

                               REPORTING COVENANTS

         The Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

         Section 6.1 Financial Statements

         The Borrower shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

         (a) Quarterly Reports. Within 45 days after the end of each Fiscal Quarter of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of the Borrower as fairly presenting the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for

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                                                                 FMC Corporation

the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

         (b) Annual Reports. Within 90 days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit by the Borrower's Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower's Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Borrower's Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards.

         (c) Compliance Certificate. Together with each delivery of any financial statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin and the Applicable Unused Commitment Fee Rate) and demonstrating compliance with each of the financial covenants contained in Article V (Financial Covenants) that is tested on a quarterly basis, (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrower proposes to take with respect thereto and (iii) setting forth, with respect to each Foreign Subsidiary, (A) the aggregate amount available, (B) the aggregate amount of commitments, if any, and (C) the aggregate principal amount outstanding under all Foreign Credit Lines as of such date.

         (d) Corporate Chart and Other Collateral Updates. To the extent that there has been any change in the following requested information since the date of the last delivery of the same by the Borrower, or as otherwise requested by the Administrative Agent, on or before each date on or before which Financial Statements are required to be delivered pursuant to clause (a) or (b) above, (i) a corporate organizational chart or other equivalent document, current as of the date of receipt of such chart by the Administrative Agent and, if later, such date for the delivery of Financial Statements, in form and substance reasonably acceptable to the Administrative Agent and certified as true, correct and complete by a Responsible Officer of the Borrower, setting forth, for the Borrower and for each Subsidiary Guarantor that is subject to Section 7.11 (Additional Collateral and Guaranties), (A) the full legal name of such Person (and any trade name, fictitious name or other name such Person may have had or operated under), (B) the jurisdiction of organization and organizational number (if any) of such Person, (C) the location of such Person's chief executive office (or sole place of business) and (D) the number of shares of each class of such Person's Stock authorized (if applicable), the number outstanding as of the date of delivery, and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by any Loan Party and (ii) a certificate of a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent that all certificates, statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Pledge and Security Agreements by any Loan Party in the preceding Fiscal Quarter have been delivered thereunder. The reporting requirements set forth in this clause (d) are in addition to, and are not intended to and shall not replace, relax or otherwise modify, any obligation of any Loan Party under any Loan Document (including other notice or reporting requirements). Compliance with the reporting obligations in this clause (d) shall not, by itself, operate to update any Schedule hereto or any schedule to any other Loan

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                                                                 FMC Corporation

Document and shall not cure, or otherwise modify in any way, any failure to comply with any covenant, or any breach of any representation or warranty, contained in any Loan Document or any other Default or Event of Default.

         (e) Business Plan. Not later than 60 days after the beginning of each Fiscal Year, (i) the annual business plan of the Borrower for such Fiscal Year approved by the Board of Directors of the Borrower, (ii) forecasts prepared by management of the Borrower for each of the succeeding Fiscal Years through the Fiscal Year in which the Term Loan Maturity Date is scheduled to occur, including, in each instance described in clause (ii) above, (x) a projected year-end Consolidated balance sheet and income statement and statement of cash flows and (y) a statement of all of the material assumptions on which such forecasts are based, and (iii) the year-end estimate of the Borrower's reserves for Environmental Liabilities and Costs. All such information shall be prepared in a format similar to the format required for the preparation of financial statements in accordance with GAAP.

         (f) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants (including the Borrower's Accountants).

         (g) Intercompany Loan Balances. Together with each delivery of any financial statement pursuant to clause (a) above, a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the fiscal quarter covered by such financial statement, certified by a Responsible Officer.

         (h) Consolidated Net Tangible Assets. Concurrently with the delivery of any financial statements as at the end of any fiscal period pursuant to clauses (a) or (b) above of this Section 6.1, a calculation, which calculation shall be certified by a Responsible Officer of the Borrower, of "Consolidated Net Tangible Assets" under and as defined in (x) each of the indentures governing the Existing Public Debt and (y) the Indenture, setting forth the aggregate amount of the Secured Obligations that may be secured by property of the Borrower and its Subsidiaries without requiring that such security be shared equally and ratably with the security issued under such indentures and the Indenture.

         Section 6.2   Default Notices

         As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

         Section 6.3   Litigation

         Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries that (i) seeks injunctive or similar relief that, if granted, would be reasonably likely to have a Material Adverse Effect or (ii) in the reasonable judgment of the Borrower or such Subsidiary, exposes the Borrower or such Subsidiary to liability that, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

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                                                                 FMC Corporation

         Section 6.4   Asset Sales

         At least five (5) Business Days prior to any Asset Sale permitted by
Section 8.4(h) (Sale of Assets) anticipated to generate in excess of $5,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, the Borrower shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Borrower or any of its Subsidiaries.

         Section 6.5   Notices under Indentures and Senior Secured Notes

         Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to, or in connection with, the Indenture, the Senior Secured Notes or any indenture governing the Existing Public Debt.

         Section 6.6   SEC Filings; Press Releases

         Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies, electronic or otherwise, of (a) all reports that the Borrower sends to its security holders generally, (b) all reports and registration statements that the Borrower or any of its Subsidiaries files with the SEC or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public or any other creditor.

         Section 6.7   Labor Relations

         Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower or any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

         Section 6.8   Tax Returns

         Upon the request of any Lender, through the Administrative Agent, the Borrower shall provide copies of all federal, state, local and foreign tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

         Section 6.9   Insurance

         As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower shall furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (b) a certificate of a Responsible Officer of the Borrower stating that all premiums then due and payable with respect to such coverage have been paid and confirming that the Administrative Agent and the Collateral Trustee has been named, to the extent required by the Loan Documents, as loss payee or additional insured, as applicable.

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         Section 6.10  ERISA Matters

         The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders) each of the following:

         (a) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;

         (b) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and

         (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

         Section 6.11  Environmental Matters

         (a) The Borrower shall provide the Administrative Agent promptly and in any event within 10 days after the Borrower or any Subsidiary obtains knowledge of any of the following, written notice of each of the following (but only to the extent that any of the following is reasonably likely to result in any unbudgeted Environmental Liabilities and Costs to the Borrower or any of its Subsidiaries in excess of $2,500,000):

              (i) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release, notice or knowledge of a violation of or potential liability under Environmental Law, or the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law that could result in the Borrower incurring material unbudgeted Environmental Liabilities and Costs in any Fiscal Year;

              (ii) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien; and

              (iii) any action by any Loan Party or any of its Subsidiaries or any change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Loan Parties to obtain additional material Environmental Permits or make additional capital improvements to obtain compliance with Environmental Laws that, in the aggregate, would subject the Loan Parties to material unbudgeted Environmental Liabilities and Costs in any Fiscal Year.

         (b) Upon written request by the Administrative Agent, the Borrower shall provide a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement or in the Borrower's SEC filings or if the Administrative Agent reasonably believes that there exists undisclosed conditions

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that could result in any Loan Party incurring material unbudgeted Environmental
Liabilities and Costs; provided that the Administrative Agent shall make such request no more often than annually absent a continuing Event of Default.

         (c) The Borrower shall provide notice to the Administrative Agent of any adjustment to the year-end estimate of the Borrower's reserves for Environmental Liabilities and Costs provided pursuant to Section 6.1(e)(iii) that at any time reflects, in the aggregate, an increase of ten percent (10%) or more in the Borrower's previous reserves for Environmental Liabilities and Costs.

         Section 6.12 Other Information

         The Borrower shall provide the Administrative Agent with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

         The Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

         Section 7.1   Preservation of Corporate Existence, Etc.

         The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.3 (Investments), 8.4 (Sale of Assets) and 8.7 (Restriction on Fundamental Changes; Permitted Acquisitions).

         Section 7.2   Compliance with Laws, Etc.

         The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, including ERISA and environmental laws, except where the failure so to comply would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

         Section 7.3   Conduct of Business

         The Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice and
(b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

         Section 7.4   Payment of Taxes, Etc.

         The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies,

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except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

         Section 7.5   Maintenance of Insurance

         The Borrower shall (a) maintain for, itself, and cause to be maintained for each of its Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts (subject to customary retentions and deductibles) and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and, in any event, all insurance required by any Collateral Documents and (b) cause all such insurance with respect to the Borrower and its Domestic Subsidiaries to name the Administrative Agent and the Collateral Trustee on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent and the Collateral Trustee.

         Section 7.6   Access

         The Borrower shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors and (d) communicate directly with any of its certified public accountants (including the Borrower's Accountants). The Borrower shall authorize its certified public accountants (including the Borrower's Accountants) to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

         Section 7.7   Keeping of Books

         The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

         Section 7.8   Maintenance of Properties, Etc.

         The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

         Section 7.9   Application of Proceeds

         The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.13 (Use of Proceeds).

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         Section 7.10  Environmental

         The Borrower shall, and shall cause all of its Subsidiaries to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Subsidiaries incurring material Environmental Liabilities and Costs, (a) conduct or pay for consultants to conduct, such tests or assessments of environmental conditions at such operations or properties as the Borrower deems appropriate under the circumstances and (b) take such Remedial Action and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.

         Section 7.11  Additional Collateral and Guaranties

         To the extent not delivered to the Administrative Agent on or before the Closing Date, the Borrower agrees to do promptly each of the following:

         (a) execute and deliver, and cause its Subsidiaries to execute and deliver, to the Administrative Agent such supplements, amendments and joinders to the Collateral Documents (or, in the case of any Subsidiary of the Borrower that is not a Domestic Subsidiary, foreign pledges and security agreements) as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in the Stock and Stock Equivalents and other debt Securities of any Loan Party or Subsidiary thereof that are owned by such Loan Party or such Subsidiary and requested to be pledged by the Administrative Agent; provided, however, that, unless otherwise agreed by the Borrower and the Administrative Agent, in no event shall such Loan Party or such Subsidiary be required to pledge in excess of 65% of the outstanding Voting Stock of any direct Subsidiary of any Borrower or Guarantor that is a Foreign Subsidiary (other than a Foreign Subsidiary that is a Foreign Borrower) or, unless such Stock is otherwise held by the Borrower or any other Guarantor, any of the Stock of any Subsidiary of such direct Subsidiary; and provided, further, that, unless otherwise agreed by the Borrower and the Administrative Agent, in no event shall FMC Wyoming or any Subsidiary of any Loan Party that is not a Domestic Subsidiary be required to guaranty the payment of the Obligations or grant a security interest in any of its assets to secure the Secured Obligations;

         (b) deliver to the Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (i) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (ii) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of such Loan Party or such Subsidiary thereof, as the case may be;

         (c) in the case of any Wholly-Owned Subsidiary of any Loan Party that is a Domestic Subsidiary, cause such Wholly-Owned Subsidiary (i) to execute a supplement, amendment or joinder or otherwise become a party to the U.S. Subsidiary Guaranty and the applicable Collateral Documents and (ii) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such Wholly-Owned Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and compliance with Section
7.13 (Real Property); and

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         (d)  if requested by the Administrative Agent, deliver to the
Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

         Section 7.12  Non-Guarantor Subsidiaries

         The Borrower shall require each Non-Guarantor Subsidiary, upon the receipt by such Non-Guarantor Subsidiary of any Net Cash Proceeds on account of any Asset Sale (other than as specified in clauses (a) through (g) of Section 8.4) in excess of $5,000,000 in the aggregate for all Asset Sales, to make a payment, dividend or other distribution to the Borrower or any Guarantor in the amount of such Net Cash Proceeds, but only to the extent (in the case of any Net Cash Proceeds received by any Foreign Subsidiary) such payment, dividend or distribution does not, in the reasonable judgment of the Borrower or such Guarantor, as the case may be, cause materially adverse tax consequences to the Borrower or the Guarantor that is the recipient thereof.

         Section 7.13  Real Property

         (a) If, at any time, any Domestic Subsidiary acquires a fee interest in any Material Real Property;

              (i) at least 20 days prior to the closing of such acquisition, the Borrower shall provide the Administrative Agent written notice thereof; and

              (ii) the Borrower shall cause the applicable Subsidiary to promptly execute, deliver and record a first priority Mortgage (subject to Liens permitted under this Agreement) in favor of the Administrative Agent or the Collateral Trustee, as applicable, on behalf and for the ratable benefit of the Secured Parties covering such Real Property (subordinate only to such Liens as are permitted hereunder), in form and substance reasonably satisfactory to the Administrative Agent, and provide the Administrative Agent with a Mortgagee's Title Insurance Policy covering such Material Real Property in an amount equal to the purchase price of such Material Real Property, a current ALTA survey thereof, if available, local counsel opinions with respect thereto and such other agreements, documents and instruments as the Administrative Agent deems necessary or reasonably advisable, the same to be in form and substance satisfactory to the Administrative Agent and to be subject only to Liens permitted under Section 8.2.

         Section 7.14  Restricted Cash Collateral Account

         The Borrower shall, promptly after receipt of any funds previously withdrawn from the Restricted Cash Collateral Account that were used to collateralize any obligation described in the definition of Restricted Cash Collateral Account, deposit such funds in the Restricted Cash Collateral Account.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         The Borrower agrees with the Lenders and the Administrative Agent to each of the following, as long as any Obligation or any Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:

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         Section 8.1 Indebtedness

         The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following:

         (a)  the Secured Obligations;

         (b)  the Existing Indebtedness;

         (c)  the Foreign Credit Lines; provided that, at any time, the sum of
(i) the aggregate amount of commitments under the Foreign Credit Lines and (ii) the aggregate principal amount outstanding under all uncommitted Foreign Credit Lines shall not exceed $180,000,000; and provided further that the aggregate amount of Permitted Vendor Indebtedness shall not exceed the amount set forth on
Schedule VI at any time;

         (d) Guaranty Obligations incurred by the Borrower or any Guarantor in respect of Indebtedness of the Borrower or any Guarantor that is permitted by this Section 8.1;

         (e) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or a Subsidiary of the Borrower to finance the acquisition of fixed assets; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.4 (Capital Expenditures) and that the aggregate outstanding principal amount of all such Capital Lease Obligations and purchase money Indebtedness shall not exceed $25,000,000 at any time;

         (f) Indebtedness arising from intercompany loans (i) from the Borrower to any Guarantor, (ii) from any Guarantor to the Borrower or any other Guarantor, (iii) from the Borrower or any Guarantor to any Non-Guarantor Subsidiary, (iv) from any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary and (v) from a Non-Guarantor Subsidiary to the Borrower or a Subsidiary Guarantor; provided, however, that, with respect to clause (iii), (A) the Investment in the intercompany loan to such Subsidiary is permitted under
Section 8.3 (Investments), (B) all such intercompany loans shall not exceed an amount greater than $50,000,000 in the aggregate and (C) the Administrative Agent shall be granted a Lien on any such intercompany loans to the extent the granting of such Lien is not prohibited by applicable local law; provided further, however, that each such intercompany loan referred to in clause (iii) shall be evidenced by an intercompany note and (A) to the extent requested by the Administrative Agent, the Administrative Agent shall have a perfected security interest in such intercompany note and any related intercompany guaranties and (B) no Event of Default has occurred and is continuing at the time such Indebtedness is incurred or would result therefrom;

         (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

         (h) Indebtedness of a Non-Guarantor Subsidiary in the form of overdraft or other cash management lines, factoring arrangements or other similar obligations;

         (i) Hedging Contracts in the ordinary course of the Borrower's or a Subsidiary of the Borrower's business;

         (j)  Indebtedness under the Senior Secured Notes;

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          (k)  Indebtedness not otherwise permitted under this Section 8.1;
provided, however, that the aggregate principal amount of all such Indebtedness shall not exceed $25,000,000 at any time; and provided, further, however, that, if such Indebtedness is secured, the Liens in connection therewith (i) shall not exist on any of the Collateral and (ii) shall be permitted by Section 8.2; and

          (l) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clauses (b), (c) or (i) above or this clause (l); provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to, the Borrower or the applicable Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded (a "Permitted Refinancing"). Notwithstanding anything to the contrary herein, "Permitted Refinancing" shall also include a one-time extension of the Revolving Credit Facility ("Permitted Revolving Credit Extension"); provided that the final maturity date thereof is a date on or subsequent to the Term Loan Maturity Date.

          Section 8.2   Liens, Etc.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of their respective properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for the following:

          (a)  Liens created pursuant to the Loan Documents;

          (b)  Liens existing on the date of this Agreement and disclosed on
Schedule 8.2 (Existing Liens);

          (c) Customary Permitted Liens of the Borrower and the Borrower's Subsidiaries;

          (d) purchase money Liens granted by the Borrower or any Subsidiary of the Borrower (including Liens arising pursuant to Capital Leases and purchase money mortgages or security interests securing Indebtedness representing or financing the purchase price of equipment (or improvements to existing equipment) acquired by the Borrower or any Subsidiary of the Borrower) securing Indebtedness permitted under Section 8.1(e) (Indebtedness) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b) or (d) above or this clause (e) without any change in the assets subject to such Lien and to the extent such renewal, extension, refinancing or refunding is permitted by Section 8.1 (Indebtedness);

          (f) Liens in favor of lessors securing operating leases permitted hereunder;

          (g) Liens on any tangible or intangible asset or property of a Foreign Subsidiary securing the Foreign Credit Lines of such Foreign Subsidiary or a Permitted Refinancing thereof or securing Indebtedness permitted by Section 8.1(f);
          (h) Liens in respect of the Senior Secured Notes and the Existing Public Debt to the extent provided in the Collateral Documents;

          (i)  Liens in respect of the L/C Agreement;

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          (j)  Liens on funds permitted to be withdrawn from the Restricted Cash
Collateral Account by the terms of the Restricted Cash Collateral Account Agreement; and

          (k) Liens on assets that are not Collateral and that are not otherwise permitted by the foregoing clauses of this Section 8.2 securing obligations or other liabilities of any Subsidiary; provided, however, that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $25,000,000 at any time.

          Section 8.3   Investments

          The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except for the following:

          (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3 (Existing Investments);

          (b) Investments in cash and Cash Equivalents held in a Deposit Account or a Control Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien (subject to Liens permitted under this Agreement);

          (c) Investments in accounts, payment intangibles and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

          (d) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

          (e) Investments by (i) the Borrower in any Guarantor or by any Guarantor in the Borrower or any other Guarantor, (ii) the Borrower or any Guarantor in connection with a Permitted Acquisition, (iii) a Non-Guarantor Subsidiary in the Borrower or any other Subsidiary of the Borrower or (iv) the Borrower or any Guarantor in a Non-Guarantor Subsidiary; provided, however, that with respect to the Investments referred to in clause (iv) above, such Investments (A) shall be in the form of intercompany loans and (B) shall be permitted by Section 8.1; provided further, however, that (i) to the extent requested by the Administrative Agent, the Administrative Agent has a perfected security interest in the intercompany note evidencing such intercompany loan and any related intercompany guaranties and (ii) no Event of Default has occurred and is continuing at the time such Investment is made or would result therefrom;

          (f) loans or advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business as presently conducted other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act; provided, however, that the aggregate principal amount of all such loans and advances shall not exceed $2,000,000 at any time;

          (g)  Investments constituting Guaranty Obligations permitted by
Section 8.1 (Indebtedness);

          (h) Investments consisting of payments on guarantees constituting Permitted Vendor Indebtedness;

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          (i)  Investments not otherwise permitted hereby; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $25,000,000 at any time;

          (j) Investments by the Borrower or any Guarantor in a Non-Guarantor Subsidiary to the extent such Investments are required in order to comply with "thin capitalization" rules of the Code, the capitalization regulations of any other jurisdiction, exchange control regulations or any similar applicable law; provided that all such Investments for which the Borrower or such Guarantor shall not have received payment of an equivalent amount directly or indirectly within 45 days of such Investment shall not, at any time, exceed an aggregate amount equal to $25,000,000;

          (k) Investments constituting (A) the Astaris Power Payments and (B) the Astaris Secured Payments; and

          (l) Investments constituting loans and advances to customers and suppliers of the Borrower and its Subsidiaries made in the ordinary course of business and consistent with past practice and in an aggregate amount not to exceed $5,000,000 at any time.

          Section 8.4   Sale of Assets

          The Borrower shall not, and shall not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or sell, convey, transfer, lease (including in a sale and leaseback transaction) or otherwise dispose of, all or any part of their respective assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of their respective assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), in each case whether domestic or foreign, except for the following:

          (a) the sale or disposition of inventory in the ordinary course of business;

          (b) the sale or disposition of equipment that has become obsolete or is replaced in the ordinary course of business; provided, however, that, other than in respect of the sale of the Pocatello Equipment, the aggregate Fair Market Value of all such equipment disposed of in any Fiscal Year shall not exceed $5,000,000; and provided further, however, that the proceeds from any sale in respect of the Pocatello Equipment shall be used solely to fund obligations in respect of required Remedial Action;

          (c) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

          (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

          (e)  any Like Kind Exchange;

          (f) any transfer of assets by the Borrower or any of its Subsidiaries as consideration for an Investment permitted by Section 8.3;

          (g) any Asset Sale to the Borrower or any Guarantor (other than any Principal Property (as defined in the indentures governing the Existing Public
Debt)); and

          (h) as long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash upon such sale; provided, however, that with

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                                                                 FMC Corporation

respect to any such Asset Sale pursuant to this clause (h), all Net Cash Proceeds of such Asset Sale are applied as set forth in, and to the extent required by, Section 2.8 (Mandatory Prepayments).

          Section 8.5   Restricted Payments

          The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

          (a) Restricted Payments by any Subsidiary of the Borrower to the Borrower or any Guarantor;

          (b) (i) dividends payable to the Borrower's or any of its Subsidiary's joint venture partners on a pro rata basis in accordance with their respective equity interests and (ii) dividends payable to the Borrower's joint venture partners in respect of FMC Wyoming; provided that the Borrower shall have received the share of dividends payable to it in accordance with the terms of the FMC Wyoming Agreement;

          (c) dividends and distributions declared and paid on the common Stock of the Borrower and payable only in common Stock of the Borrower;

          (d) Restricted Payments in the form of purchases of Stock of a Subsidiary of the Borrower to the extent permitted by Section 8.3(i); and

          (e) repurchases of Stock of the Borrower resulting from the cashless exercise of stock options in accordance with the provisions of stock option plans maintained by the Borrower and/or in connection with the contribution of Stock to employee benefit plans maintained by the Borrower.

          Section 8.6   Prepayment and Cancellation of Indebtedness

          (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to any of them except in the ordinary course of business consistent with past practice.

          (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, including the Senior Secured Notes; provided, however, that the Borrower may (i) prepay the Obligations in accordance with the terms of this Agreement, (ii) make regularly scheduled or otherwise required repayments, repurchases or redemptions of Existing Indebtedness, (iii) prepay Indebtedness under the Existing Credit Agreements and the Securitization Facility with the proceeds of the initial Borrowings hereunder, (iv) prepay any Indebtedness payable to the Borrower by any of its Subsidiaries, (v) renew, extend, refinance and refund Indebtedness, so long as such renewal, extension, refinancing or refunding is permitted under Section 8.1(l) (Indebtedness), (vi) redeem, repurchase or otherwise satisfy any Existing Public Debt maturing prior to December 31, 2003 and (vii) consummate the exchange offer for the Senior Secured Notes issued on the Closing Date in accordance with the registration rights agreement dated the Closing Date among the Borrower and the initial purchasers of the Senior Secured Notes.

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          Section 8.7   Restriction on Fundamental Changes; Permitted
Acquisitions

          Except in connection with a Permitted Acquisition, the Borrower shall not, and shall not permit any of its Subsidiaries to, (a) merge with any Person other than the Borrower or a Guarantor, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary unless, after giving effect to such creation or acquisition, such Subsidiary is a Wholly-Owned Subsidiary of the Borrower, the Borrower is in compliance with
Section 7.11 (Additional Collateral and Guaranties) and the Investment in such Subsidiary is permitted under Section 8.3(c) (Investments).

          Section 8.8   Change in Nature of Business

          The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature or conduct of FMC's Business, whether in connection with a Permitted Acquisition or otherwise.

          Section 8.9   Transactions with Affiliates

          The Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower that is not a Subsidiary of the Borrower, (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower that is not a Subsidiary of the Borrower,
(c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not a Subsidiary of the Borrower, (d) repay any Indebtedness to any Affiliate of the Borrower that is not a Subsidiary of the Borrower or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for (i) payments under contracts existing as of the Closing Date and transactions in the ordinary course of business, in each case, on a basis no less favorable to the Borrower or such Guarantor as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, including with respect to the payment of management fees to such Affiliate, and (ii) the payment of salaries and other director or employee compensation to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation levels (including increases consistent with customary policies and practices), customary advances and indemnities provided to directors and officers and arrangements relating to the foregoing.

          Section 8.10 Limitations on Restrictions on Subsidiary Distributions; No New Negative Pledge

          Except as set forth on Schedule 8.10 and in the Loan Documents, the Indenture and any agreements governing Existing Indebtedness and the Foreign Credit Lines, and pursuant to purchase money Indebtedness or Capital Lease Obligations permitted by Section 8.1(b), (c) or (e) (which, in the case of clause (e), prohibition or limitation shall only be effective against the assets financed thereby), and any Permitted Refinancing, the Borrower shall not, and shall not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned

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                                                                 FMC Corporation

or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

          Section 8.11  Modification of Constituent Documents

          The Borrower shall not, nor shall it permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments that would not reasonably be expected to have a Material Adverse Effect.

          Section 8.12  Accounting Changes; Fiscal Year

          The Borrower shall not, and shall not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required or permitted by GAAP, or (b) Fiscal Year.

          Section 8.13  Margin Regulations

          The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

          Section 8.14  Operating Leases; Sale/Leasebacks

          (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless the aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $25,000,000 in any Fiscal Year.

          (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction if, after giving effect to such sale and leaseback transaction, the aggregate Fair Market Value of all properties covered by sale and leaseback transactions would exceed $50,000,000.

          Section 8.15  No Speculative Transactions

          The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Contract solely for speculative purposes or other than for the purpose of hedging risks associated with the businesses of the Borrower and its Subsidiaries, as done in the ordinary course of such businesses.

          Section 8.16  Compliance with ERISA

          The Borrower shall not cause or permit to occur, and shall not permit any of its Subsidiaries or ERISA Affiliates to cause or permit to occur, (a) an event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (b) ERISA Events that would have a Material Adverse Effect in the aggregate.

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          Section 8.17  Transfer of Principal Properties

          The Borrower shall not transfer to any of its Subsidiaries any Principal Property (as such term is defined in the indentures governing the Existing Public Debt) until after the Borrower shall have provided sufficient documentation to the Administrative Agent and/or Collateral Trustee, as applicable, and taken all necessary actions with respect to such Principal Property in order to preserve the Lien on and security interest in such Principal Property in favor of the Administrative Agent and/or Collateral Trustee, as applicable, and the relative priority of such Lien.

          Section 8.18 Debt Reserve Collateral Account and Restricted Cash Collateral Account

          The Borrower shall not withdraw funds from (i) the Debt Reserve Collateral Account except for the purposes set forth in the Debt Reserve Collateral Account Agreement, and (ii) the Restricted Cash Collateral Account except for the purposes set forth in the Restricted Cash Collateral Account Agreement.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

          Section 9.1   Events of Default

          Each of the following events shall be an Event of Default:

          (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

          (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or

          (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (d) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenants), Section 6.1 (Financial Statements), 6.2 (Default Notices), 7.1 (Preservation of Corporate Existence, Etc.), 7.9 (Application of Proceeds), 7.11 (Additional Collateral and Guaranties), or 7.13 (Non-Guarantor Subsidiaries) or Article VIII (Negative Covenants) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (e) (i) the Borrower or any of its Subsidiaries shall fail to make any (A) payment on any Indebtedness of the Borrower or any such Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having an aggregate outstanding principal amount of $25,000,000 or more, (B) payments under the Foreign Credit Lines, and such failure relates to Foreign Credit Lines having an aggregate

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                                                                 FMC Corporation

outstanding principal amount of $25,000,000 or more, or (C) Astaris Secured Payments, in each case when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise),
(ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f) (i) the Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against the Borrower or any of its Material Subsidiaries (but not instituted by the Borrower or any of its Material Subsidiaries), either such proceedings shall remain undismissed or unstayed for a period of 30 days or more or any action sought in such proceedings shall occur or (iii) the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or

          (g) one or more judgments or orders (or other similar process) involving, in the case of money judgments, an aggregate amount in excess of $25,000,000, to the extent not covered by insurance, shall be rendered against one or more of any Loan Party and its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $25,000,000 in the aggregate; or

          (i) any provision of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or

          (j) any Collateral Document shall for any reason fail or cease to create a valid Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected Lien with the priority set forth in such Loan Document or any Loan Party shall so state in writing; or

          (k) there shall occur a "Default" or an "Event of Default" under and as defined in the L/C Agreement;

          (l)  there shall occur any Change of Control;

          (m) one or more of the Borrower and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any

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                                                                 FMC Corporation

Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $25,000,000 in the aggregate, net of amounts available under insurance and contributions from third parties that were not reflected in the Financial Statements delivered pursuant to Section 4.4 (Financial Statements) and the notes thereto.

          Section 9.2   Remedies

          During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite Lenders, shall, by notice to the Borrower declare that all or any portion of the Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may and, at the request of the Requisite Lenders, shall, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), (x) the Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

          Section 9.3   Actions in Respect of Letters of Credit

          Upon the Revolving Credit Termination Date or as may be required by
Section 2.8(d) (Mandatory Prepayments) and at any time after the Revolving Credit Termination Date when the aggregate amount of funds in the Cash Collateral Account shall be less than the Letter of Credit Obligations, the Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 11.8 (Notices, Etc.), for deposit in a Cash Collateral Account, an amount equal to (a) 105% of the sum of all outstanding Letter of Credit Obligations less (b) the aggregate amount of funds in the Cash Collateral Account. The Administrative Agent may, from time to time after funds are deposited in any Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.12(f) (Payments and Computations), as shall have become or shall become due and payable by the Borrower to the Issuers or Lenders in respect of the Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

          Section 9.4   Rescission

          If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments or the acceleration and their consequences may be

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                                                                 FMC Corporation

rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders, and such provisions are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT

          Section 10.1  Authorization and Action

          (a) Each Lender and each Issuer hereby appoints CUSA as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Lenders, Issuers and the other Secured Parties under such Collateral Documents.

          (b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

          (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.

          Section 10.2  Administrative Agent's Reliance, Etc.

          None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned

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                                                                 FMC Corporation

in accordance with Section 11.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 11.2(c) (Assignments and Participations), (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document,
(e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default,
(f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

          Section 10.3  The Administrative Agent Individually

          With respect to its Ratable Portion, CUSA shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Revolving Credit Lenders", "Term Loan Lenders", "Requisite Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender, a Revolving Credit Lender, Term Loan Lender or as one of the Requisite Lenders. CUSA and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if CUSA were not acting as the Administrative Agent.

          Section 10.4  Lender Credit Decision

          Each Lender and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          Section 10.5  Indemnification

          Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent

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                                                                 FMC Corporation

under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

          Section 10.6  Successor Administrative Agent

          The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          Section 10.7  Concerning the Collateral and the Collateral Documents

          (a) Each Lender and each Issuer agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the Issuers. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuers with respect to all payments and collections arising in connection herewith and with the Collateral Documents,
(ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries, (iii) act as collateral agent for the Lenders and the Issuers for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and Issuer to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuers for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective Deposit Accounts maintained

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                                                                 FMC Corporation

with, and cash and Cash Equivalents held by, such Lender or such Issuer, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders and the Issuers with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (b) Each of the Lenders and the Issuers hereby directs, in accordance with the terms hereof and subject to the release provisions in the Bank Security Agreement and the Collateral Trust Agreement, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Administrative Agent for the benefit of the Lenders and the Issuers against any of the following:

               (i) all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Loans, Reimbursement Obligations and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Administrative Agent and the applicable Issuers);

               (ii) any assets that are subject to a Lien permitted by Section 8.2(d) or (e) (Liens, Etc.); and

               (iii) any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement).

Each of the Lenders and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.7 promptly upon the effectiveness of any such release.

          Section 10.8  Other Agent Responsibilities.

          The Syndication Agents and the Arrangers, in such capacities, shall have no duties or responsibilities hereunder except as specifically set forth in this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.1  Amendments, Waivers, Etc.

          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and, in the case of any amendment, by the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Requisite Lenders (or the Administrative Agent with the consent thereof), do any of the following:

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               (i)    waive any condition specified in Section 3.1 (Conditions
     Precedent to Initial Loans and Letters of Credit) or 3.2(b) (Conditions Precedent to Each Loan and Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders and, in the case of the conditions specified in Section 3.1 (Conditions Precedent to Initial Loans and Letters of Credit), subject to the provisions of Section 3.3 (Determinations of Initial Borrowing Conditions);

               (ii) increase the Commitment of such Lender or subject such Lender to any additional obligation (other than any Commitment Increase pursuant to Section 2.1(c));

               (iii) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal of any such Loan (it being understood that Section 2.8 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender's Commitment;

               (iv) reduce the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

               (v) reduce the rate of interest on any Loan or Reimbursement Obligations outstanding to such Lender or any fee payable hereunder to such Lender;

               (vi) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender;

               (vii) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

               (viii) require additional consents to be obtained with respect to assignments and participations;

               (ix) release all or substantially all of the Collateral except as provided in Section 10.7(b) (Concerning the Collateral and the Collateral Documents) or release the Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release any Guarantor from its obligations under any Guaranty except in connection with the sale or other disposition of a Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

               (x) amend Section 10.7(b) (Concerning the Collateral and the Collateral Documents), this Section 11.1 or any definition of the terms "Requisite Lenders", "Requisite Term Loan Lenders", "Requisite Revolving Credit Lenders" or "Ratable Portion";

and provided, further, that (x) any modification of the source or application of payments to the Term Loans pursuant to Section 2.8 (Mandatory Prepayments) shall require the consent of the Requisite Term Loan Lenders and any such modification of the source or application of payments to the Revolving Loans pursuant to
Section 2.8 (Mandatory Prepayments) or the reduction of the Revolving Credit Commitments pursuant to Section 2.5 (Reduction and Termination of the Revolving Credit Commitments) shall require the consent of the Requisite Revolving Credit Lenders, (y) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to
Section 11.2(f) (Assignments and Participations) affect the grant or nature of such option or the right or

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                                                                 FMC Corporation

duties of such Special Purpose Vehicle hereunder and (z) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

          (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender without requiring an executed counterpart from such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          Section 11.2 Assignments and Participations

          (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans and the Letters of Credit); provided, however, that (i)(A) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment and (B) if any such assignment shall be of the assigning Lender's Term Loans and Term Loan Commitment, such assignment shall cover the same percentage of such Lender's Term Loans and Term Loan Commitment, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than (x) in the case of any Revolving Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (y) in the case of any Term Loan, $1,000,000 or an integral multiple of $500,000 in excess thereof, except, in either case,
(A) with the consent of the Borrower (except in respect of assignments by the initial Term Loan Lenders) and the Administrative Agent (in each case such consent not to be unreasonably withheld); or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing. Any such assignment need not be ratable as among the Term Loan Facility and the Revolving Credit Facility.

          (b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon the execution, delivery, acceptance and recording of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.16 (Substitution of Lenders) and Section 11.1 (Amendments, Waivers, Etc.), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances

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                                                                 FMC Corporation

occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

          (c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Notwithstanding anything to the contrary contained in clause (b) above, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender's or an assignee's right title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This
Section 11.2 shall be construed so that the Loans are at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrower's agent for purposes of maintaining such notations of transfer in the Register.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Notes to the order of such assignee in an amount equal to the Commitments and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 (Form of Revolving Credit Note) or Exhibit B-2 (Form of Term Note), as applicable.

          (f)  In addition to the other assignment rights provided in this
Section 11.2, each Lender may (i) grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder, provided, however, that nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement), and (ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (x) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the

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                                                                 FMC Corporation

Borrower or the Administrative Agent, (y) any trustee for the benefit of the holders of such Lender's Securities without notice to or consent of the Administrative Agent or the Borrower and (z) to any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above; and provided, further, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause
(f) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations).

          (g) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.7(b) (Concerning the Collateral and the Collateral Documents). In the event of the sale of any participation by any Lender, (w) such Lender's obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.14 (Capital Adequacy) and 2.15 (Taxes) and of Section 2.13(d) (Illegality) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to make under Section 2.14 (Capital Adequacy), 2.15 (Taxes) or 2.13(d) (Illegality) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

          (h) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrower, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer's obligations to Issue Letters of Credit pursuant to
Section 2.3 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

          Section 11.3  Costs and Expenses

          (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent, the Syndication Agents and the Arrangers for, all of their respective reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative

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                                                                 FMC Corporation

Agent's counsel, Weil, Gotshal & Manges LLP and, to the extent related to environmental and asbestos matters in connection with (x) this Agreement and the other Loan Documents and the diligence performed in connection therewith and (y) the syndication of the Commitments and the Loans hereunder, Cahill Gordon & Reindel, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent, the Syndication Agents or the Arrangers in connection with any of the following: (i) the Administrative Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent's periodic audits of the Borrower or any of its Subsidiaries, as the case may be, (ii) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, messenger, audit, insurance, appraisal and consultant costs and expenses, and all search, filing and recording fees incurred or sustained by the Administrative Agent, the Syndication Agents or the Arrangers in connection with the Facilities, the Loan Documents or the transactions contemplated hereby and thereby, (iii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iv) the creation, perfection or protection of the Liens under any Loan Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (v) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents, (vi) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (vii) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Indenture, the Senior Secured Notes, this Agreement or any other Loan Document; provided that the Borrower shall not be responsible for the costs and expenses of referred to in this clause (vii) of any party to the extent such court proceeding shall have been caused by or resulted from the gross negligence, willful misconduct or willful breach of the Loan Documents of such party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order, (viii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Indenture, the Senior Secured Notes, this Agreement or any other Loan Document and (ix) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation, and execution of the same.

          (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding,
(iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document, the Indenture or the Senior Secured Notes or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

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                                                                 FMC Corporation

          Section 11.4   Indemnities

          (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Syndication Agents, the Arrangers, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions To Loans And Letters Of Credit)) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnitee or any other Person or whether or not any such Indemnitee is a party thereto and whether or not the transactions contemplated hereby are consummated, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Disclosure Document, the Indenture or the Senior Secured Notes or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence, willful misconduct or willful breach of the Loan Documents of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, "Indemnified Matters" include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower or any of its Subsidiaries, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (49 U.S.C. (S) 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i),
(ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Borrower or any of its Subsidiaries and (y) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer.

          (b) The Borrower shall indemnify the Administrative Agent, the Syndication Agents, the Arrangers, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Syndication Agents, the Arrangers, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or

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                                                                 FMC Corporation

understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

          (c) The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

          (d) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

          Section 11.5  Limitation of Liability

          The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, the Indenture and the Senior Secured Notes, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence, willful misconduct or willful breach of the Loan Documents. The Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 11.6  Right of Set-off

          Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

          Section 11.7  Sharing of Payments, Etc.

          (a) If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section 2.13 (Special Provisions Governing Eurodollar Rate Loans), 2.14 (Capital

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                                                                Credit Agreement
                                                                 FMC Corporation

Adequacy) or 2.15 (Taxes)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

         (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

         (c) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 11.8 Notices, Etc.

         All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

         (a)   if to the Borrower:

               FMC Corporation
               1735 Market Street
               Philadelphia, Pennsylvania  19103
               Attention:  Thomas C. Deas, Jr.
               Telecopy Number:  (215) 299-6557
               E-Mail Address:  fmc_treasurer@fmc.com

               with a copy to:

               Morgan, Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, Pennsylvania  19103
               Attention:  Lawrence Berger
               Telecopy Number:  (215) 963-5299
               E-Mail Address:  lberger@morganlewis.com

         (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

         (c)   if to any Issuer, at the address set forth under its name on
Schedule II (Applicable Lending Offices and Addresses for Notices); and

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                                                                Credit Agreement
                                                                 FMC Corporation

         (d) if to CUSA, as the Administrative Agent, at its Domestic Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices), with a copy to:

               Weil, Gotshal & MANGES LLP
               767 Fifth Avenue
               New York, New York  10153-0119
               Attention:  Marsha Simms
               Telecopy Number:  (212) 310-8007
               E-Mail Address:  marsha.simms@weil.com

or at such other address as shall be notified in writing (x) in the case of the Borrower and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or through the Internet); provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The Facilities) or X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

         Section 11.9  No Waiver; Remedies

         No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 11.10 Binding Effect

         This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         Section 11.11 Governing Law

         This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         Section 11.12 Submission to Jurisdiction; Service of Process

         (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                                                                Credit Agreement
                                                                 FMC Corporation

         (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 11.8 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

         (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

         Section 11.13 Waiver of Jury Trial

         Each of the Administrative Agent, the Lenders, the Issuers and the Borrower irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

         Section 11.14 Marshaling; Payments Set Aside

         None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 11.15 Section Titles

         The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is

                                                                Credit Agreement
                                                                FMC Corporation

followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

         Section 11.16 Execution in Counterparts

         This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

         Section 11.17 Entire Agreement

         This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 11.18 Confidentiality

         Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or any quasi-regulatory authority (including the National Association of Insurance Companies) or (d) to current or prospective assignees, participants and Special Purpose Vehicles grantees of any option described in Section 11.2(f) (Assignments and Participations), in each case to the extent such assignees, participants or grantees agree to be bound by the provisions of this Section 11.18.

                            [Signature Pages Follow]

         In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   FMC Corporation,
                                       as Borrower


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   Citicorp USA, Inc.,
                                       as Administrative Agent and Lender

                                   By: ________________________________________
                                       Name:
                                       Title:


                                   Citibank, N.A.,
                                       as Issuer


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   Salomon Smith Barney Inc.,
                                       as Arranger


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   Banc of America Securities LLC
                                       as Arranger


                                   By: _________________________________________
                                       Name:
                                       Title:


                                   Wachovia Securities, Inc.,
                                       as Arranger


                                   By: _________________________________________
                                       Name:
                                       Title:

              [Signature Page To FMC Corporation Credit Agreement]

                                Bank of America, N.A.,
                                     as Co-Syndication Agent and Lender

                                 By: ______________________________
                                     Name:
                                     Title:


                                 Wachovia Bank, National Association,
                                     as Co-Syndication Agent and Lender

                                 By: ______________________________
                                     Name:
                                     Title:


                                 ABN-AMRO, N.V.,
                                     as Documentation Agent and Lender

                                 By: ______________________________
                                     Name:
                                     Title:

              [Signature Page to FMC Corporation Credit Agreement]

                                     Other Lenders:

                                  [Name of Lender]


                                  By: ________________________________
                                      Name:
                                      Title:

                                  [Name of Lender]


                                  By: ________________________________
                                      Name:
                                      Title:

              [Signature Page to FMC Corporation Credit Agreement]

                                Table of Contents

ARTICLE I        DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS ...............   1

    Section 1.1   Defined Terms .................................................   1

    Section 1.2   Computation of Time Periods ...................................  30

    Section 1.3   Accounting Terms and Principles ...............................  30

    Section 1.4   Certain Terms .................................................  31

ARTICLE II       THE FACILITIES .................................................  32

    Section 2.1   The Commitments ...............................................  32

    Section 2.2   Borrowing Procedures ..........................................  34

    Section 2.3   Letters of Credit .............................................  35

    Section 2.4   Reduction and Termination of the Revolving Credit Commitments..  39

    Section 2.5   Repayment of Loans ............................................  39

    Section 2.6   Evidence of Debt ..............................................  39

    Section 2.7   Optional Prepayments ..........................................  40

    Section 2.8   Mandatory Prepayments .........................................  41

    Section 2.9   Interest ......................................................  42

    Section 2.10  Conversion/Continuation Option ................................  43

    Section 2.11  Fees ..........................................................  44

    Section 2.12  Payments and Computations .....................................  44

    Section 2.13  Special Provisions Governing Eurodollar Rate Loans ............  47

    Section 2.14  Capital Adequacy ..............................................  48

    Section 2.15  Taxes .........................................................  49

    Section 2.16  Substitution of Lenders .......................................  50

ARTICLE III      CONDITIONS TO LOANS AND LETTERS OF CREDIT ......................  51

    Section 3.1   Conditions Precedent to Initial Loans and Letters of Credit ...  51

    Section 3.2   Conditions Precedent to Each Loan and Letter of Credit ........  56

    Section 3.3   Determinations of Initial Borrowing Conditions ................  57

ARTICLE IV       REPRESENTATIONS AND WARRANTIES .................................  57

    Section 4.1   Corporate Existence; Compliance with Law ......................  57

    Section 4.2   Corporate Power; Authorization; Enforceable Obligations .......  58

    Section 4.3   Ownership of Borrower; Subsidiaries ...........................  58

    Section 4.4   Financial Statements ..........................................  59

    Section 4.5   Material Adverse Change .......................................  59

                               Table of Contents
                                  (Continued)

     Section 4.6    Solvency ..................................................... 59

     Section 4.7    Litigation ................................................... 59

     Section 4.8    Taxes ........................................................ 60

     Section 4.9    Full Disclosure .............................................. 60

     Section 4.10   Margin Regulations ........................................... 60

     Section 4.11   No Burdensome Restrictions; No Defaults ...................... 61

     Section 4.12   Investment Company Act; Public Utility Holding Company Act ... 61

     Section 4.13   Use of Proceeds .............................................. 61

     Section 4.14   Insurance .................................................... 61

     Section 4.15   Labor Matters ................................................ 62

     Section 4.16   ERISA ........................................................ 62

     Section 4.17   Environmental Matters Except as disclosed in the Borrower's
                    SEC filings filed on or prior to September 30, 2002: ......... 62

     Section 4.18   Intellectual Property ........................................ 63

     Section 4.19   Title; Real Property ......................................... 63

     Section 4.20   Indenture and Senior Secured Notes ........................... 64

     Section 4.21   Deposit Accounts; Securities Accounts ........................ 64

ARTICLE V         FINANCIAL COVENANTS ............................................ 65

     Section 5.1    Maximum Leverage Ratio ....................................... 65

     Section 5.2    Minimum Interest Coverage Ratio .............................. 65

     Section 5.3    Maintenance of Net Worth ..................................... 65

     Section 5.4    Capital Expenditures ......................................... 66

ARTICLE VI        REPORTING COVENANTS ............................................ 66

     Section 6.1    Financial Statements ......................................... 66

     Section 6.2    Default Notices .............................................. 68

     Section 6.3    Litigation ................................................... 68

     Section 6.4    Asset Sales .................................................. 69

     Section 6.5    Notices under Indentures and Senior Secured Notes ............ 69

     Section 6.6    SEC Filings; Press Releases .................................. 69

     Section 6.7    Labor Relations .............................................. 69

     Section 6.8    Tax Returns .................................................. 69

     Section 6.9    Insurance .................................................... 69

                                Table of Contents
                                   (Continued)

     Section 6.10   ERISA Matters ................................................ 70

     Section 6.11   Environmental Matters ........................................ 70

     Section 6.12   Other Information ............................................ 71

ARTICLE VII       AFFIRMATIVE COVENANTS .......................................... 71

     Section 7.1    Preservation of Corporate Existence, Etc. .................... 71

     Section 7.2    Compliance with Laws, Etc. ................................... 71

     Section 7.3    Conduct of Business .......................................... 71

     Section 7.4    Payment of Taxes, Etc. ....................................... 71

     Section 7.5    Maintenance of Insurance ..................................... 72

     Section 7.6    Access ....................................................... 72

     Section 7.7    Keeping of Books ............................................. 72

     Section 7.8    Maintenance of Properties, Etc. .............................. 72

     Section 7.9    Application of Proceeds ...................................... 72

     Section 7.10   Environmental ................................................ 73

     Section 7.11   Additional Collateral and Guaranties ......................... 73

     Section 7.12   Non-Guarantor Subsidiaries ................................... 74

     Section 7.13   Real Property ................................................ 74

     Section 7.14   Restricted Cash Collateral Account ........................... 74

ARTICLE VIII      NEGATIVE COVENANTS ............................................. 74

     Section 8.1    Indebtedness ................................................. 75

     Section 8.2    Liens, Etc. .................................................. 76

     Section 8.3    Investments .................................................. 77

     Section 8.4    Sale of Assets ............................................... 78

     Section 8.5    Restricted Payments .......................................... 79

     Section 8.6    Prepayment and Cancellation of Indebtedness .................. 79

     Section 8.7    Restriction on Fundamental Changes; Permitted Acquisitions ... 80

     Section 8.8    Change in Nature of Business ................................. 80

     Section 8.9    Transactions with Affiliates ................................. 80

     Section 8.10   Limitations on Restrictions on Subsidiary Distributions;
                    No New Negative Pledge ....................................... 80

     Section 8.11   Modification of Constituent Documents ........................ 81

     Section 8.12   Accounting Changes; Fiscal Year .............................. 81

                                Table of Contents
                                   (Continued)

    Section 8.13     Margin Regulations ..........................................  81

    Section 8.14     Operating Leases; Sale/Leasebacks ...........................  81

    Section 8.15     No Speculative Transactions .................................  81

    Section 8.16     Compliance with ERISA .......................................  81

    Section 8.17     Transfer of Principal Properties ............................  82

    Section 8.18     Debt Reserve Collateral Account and Restricted Cash
                     Collateral Account ..........................................  82

ARTICLE IX         EVENTS OF DEFAULT .............................................  82

    Section 9.1      Events of Default ...........................................  82

    Section 9.2      Remedies ....................................................  84

    Section 9.3      Actions in Respect of Letters of Credit .....................  84

    Section 9.4      Rescission ..................................................  84

ARTICLE X          THE ADMINISTRATIVE AGENT ......................................  85

    Section 10.1     Authorization and Action ....................................  85

    Section 10.2     Administrative Agent's Reliance, Etc. .......................  85

    Section 10.3     The Administrative Agent Individually .......................  86

    Section 10.4     Lender Credit Decision ......................................  86

    Section 10.5     Indemnification .............................................  86

    Section 10.6     Successor Administrative Agent ..............................  87

    Section 10.7     Concerning the Collateral and the Collateral Documents ......  87

    Section 10.8     Other Agent Responsibilities ................................  88

ARTICLE XI         MISCELLANEOUS .................................................  88

     Section 11.1     Amendments, Waivers, Etc. ..................................  88

     Section 11.2     Assignments and Participations .............................  90

     Section 11.3     Costs and Expenses .........................................  92

     Section 11.4     Indemnities ................................................  94

     Section 11.5     Limitation of Liability ....................................  95

     Section 11.6     Right of Set-off ...........................................  95

     Section 11.7     Sharing of Payments, Etc. ..................................  95

     Section 11.8     Notices, Etc. ..............................................  96

     Section 11.9     No Waiver; Remedies ........................................  97

     Section 11.10    Binding Effect .............................................  97

                                Table of Contents
                                   (Continued)

      Section 11.11  Governing Law ..........................................   97

      Section 11.12  Submission to Jurisdiction; Service of Process .........   97

      Section 11.13  Waiver of Jury Trial ...................................   98

      Section 11.14  Marshaling; Payments Set Aside .........................   98

      Section 11.15  Section Titles .........................................   98

      Section 11.16  Execution in Counterparts ..............................   99

      Section 11.17  Entire Agreement .......................................   99

      Section 11.18  Confidentiality ........................................   99

                                Table of Contents
                                   (Continued)

                             Schedules

        Schedule I       -  Commitments
        Schedule II      -  Applicable Lending Offices and Addresses for Notices
        Schedule III     -  Non-Guarantor Subsidiaries
        Schedule V       -  Mortgages
        Schedule VI      -  Permitted Vendor Indebtedness
        Schedule VII     -  Existing Public Debt
        Schedule VIII    -  Material Subsidiaries
        Schedule IX      -  Outstanding Reserves
        Schedule 1.1     -  Foreign Pledge Agreements
        Schedule 4.2     -  Consents
        Schedule 4.3     -  Ownership of Subsidiaries
        Schedule 4.7     -  Litigation
        Schedule 4.15    -  Labor Matters
        Schedule 4.16    -  List of Plans
        Schedule 4.17    -  Environmental Matters
        Schedule 4.21    -  Deposit Accounts; Securities Accounts
        Schedule 8.1     -  Existing Indebtedness
        Schedule 8.2     -  Existing Liens
        Schedule 8.3     -  Existing Investments
        Schedule 8.10    -  Exceptions to Negative Pledge

                             Exhibits

        Exhibit A        -  Form of Assignment and Acceptance
        Exhibit B-1      -  Form of Revolving Credit Note
        Exhibit B-2      -  Form of Term Note
        Exhibit C        -  Form of Notice of Borrowing
        Exhibit D        -  Form of Letter of Credit Request
        Exhibit E        -  Form of Notice of Conversion or Continuation
        Exhibit F        -  Form of Opinion of U.S. Counsel for the Loan Parties
        Exhibit G-1      -  Form of U.S. Subsidiary Guaranty
        Exhibit G-2      -  Form of Parent Guaranty
        Exhibit H        -  Form of Bank Security Agreement
        Exhibit I        -  Form of Shared Collateral Security Agreement
        Exhibit J        -  Form of Collateral Trust Agreement
        Exhibit K        -  Form of Sharing Agreement
        Exhibit L        -  Form of Joinder Agreement
        Exhibit M        -  Form of Debt Reserve Account Agreement
        Exhibit N        -  Form of Restricted Cash Collateral Account Agreement